EXHIBIT 10.1


                                                                EXECUTION COPY


                            STOCK PURCHASE AGREEMENT



                                  by and among



                                 MYER-EMCO, INC.

                                JONATHAN N. MEYER

                                 EDWARD M. MEYER

                                       and

                            HARVEY ELECTRONICS, INC.



                                   May 7, 2007





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                                TABLE OF CONTENTS
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                                                                                                           Page No.



ARTICLE I                  DEFINITIONS...........................................................................ii


ARTICLE II                 SALE AND TRANSFER OF SHARES; CLOSING DATE..............................................x
         2.1      Shares   .......................................................................................x
         2.2      Purchase Price..................................................................................x
         2.3      Final Determination of Purchase Price.........................................................xii
         2.4      Closing Date..................................................................................xiv
         2.5      Closing Deliveries............................................................................xiv
         2.6      Escrow   .....................................................................................xvi


ARTICLE III                REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.................................xvi
         3.1      Organization and Good Standing................................................................xvi
         3.2      Authority; No Conflict.......................................................................xvii
         3.3      Capitalization...............................................................................xvii
         3.4      Financial Statements........................................................................xviii
         3.5      Books and Records; Officers and Directors of the Company....................................xviii
         3.6      Title to Assets; Encumbrances...............................................................xviii
         3.7      Intellectual Property Matters.................................................................xix
         3.8      Absence of Material Adverse Change.............................................................xx
         3.9      No Undisclosed Liabilities.....................................................................xx
         3.10     Taxes    .....................................................................................xxi
         3.11     Employee Benefits...........................................................................xxiii
         3.12     Compliance with Legal Requirements; Governmental Authorizations..............................xxiv
         3.13     Legal Proceedings.............................................................................xxv
         3.14     Absence of Certain Changes and Events........................................................xxvi
         3.15     Material Contracts; No Defaults.............................................................xxvii
         3.16     Insurance....................................................................................xxix
         3.17     Environmental Matters........................................................................xxix
         3.18     Brokers or Finders...........................................................................xxxi
         3.19     Accounts Receivable..........................................................................xxxi
         3.20     Inventory....................................................................................xxxi
         3.21     Sufficiency of Assets........................................................................xxxi
         3.22     Relations with Customers, Distributors and Suppliers.........................................xxxi
         3.23     Related Party Transactions..................................................................xxxii
         3.24     Employee and Labor Relations................................................................xxxii
         3.25     Stockholders Agreements....................................................................xxxiii
         3.26     SystemsLLC.................................................................................xxxiii
         3.27     Disclosure.................................................................................xxxiii

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ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................xxxiii
         4.1      Legal Capacity, Organization and Good Standing.............................................xxxiii
         4.2      Authority; No Conflict.....................................................................xxxiii
         4.3      Ownership of Shares.........................................................................xxxiv
         4.4      Absence of Claims...........................................................................xxxiv
         4.5      Brokers or Finders..........................................................................xxxiv


ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF BUYER............................................xxxiv
         5.1      Organization and Good Standing..............................................................xxxiv
         5.2      Authority; No Conflict......................................................................xxxiv
         5.3      Investment Intent............................................................................xxxv
         5.4      Certain Proceedings..........................................................................xxxv
         5.5      Buyer's Investigation........................................................................xxxv
         5.6      Brokers or Finders...........................................................................xxxv


ARTICLE VI    COVENANTS OF COMPANY PRIOR TO CLOSING DATE......................................................xxxvi
         6.1      Access and Investigations...................................................................xxxvi
         6.2      Operation of the Company....................................................................xxxvi
         6.3      Negative Covenant...........................................................................xxxvi
         6.4      Required Approvals..........................................................................xxxvi
         6.5      Non-Solicitation...........................................................................xxxvii
         6.6      Notice of Developments--Company and Seller................................................xxxviii
         6.7      Consents xxxviii
         6.8      Stockholders Agreements...................................................................xxxviii
         6.9      Termination of 401(k) Plan..................................................................xxxix


ARTICLE VII    COVENANTS OF BUYER................................................................................xl
         7.1      Approvals of Governmental Bodies...............................................................xl
         7.2      WARN Act ......................................................................................xl
         7.3      Notice of Developments-Buyer...................................................................xl
         7.4      Financing.....................................................................................xli
         7.5      SunTrust Obligations..........................................................................xli


ARTICLE VIIA    ADDITIONAL COVENANTS............................................................................xli
         7A.1     Noncompetition and Nonsolicitation............................................................xli
         7A.2     Confidentiality..............................................................................xlii
         7A.3     Regulation S-X Compliance...................................................................xliii


ARTICLE VIII CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..............................................xliii
         8.1      Accuracy of Representations.................................................................xliii

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         8.2      Covenants...................................................................................xliii
         8.3      Consents.................................................................................... xliv
         8.4      No Injunctions or Restraints; Illegality.....................................................xliv
         8.5      Management Employment Agreements.............................................................xliv
         8.6      Closing Deliveries...........................................................................xliv
         8.7      Financing....................................................................................xliv
         8.8      Opinion......................................................................................xliv
         8.9      FIRPTA Affidavit.............................................................................xliv
         8.10     Certificates.................................................................................xliv
         8.11     338(h)(10) Election...........................................................................xlv
         8.12     Termination of Shareholder Agreements.........................................................xlv
         8.13     JM Holdings Lease.............................................................................xlv
         8.14     Release of Guarantees.........................................................................xlv
         8.15     Escrow Agreement..............................................................................xlv
         8.16     Joinder of Remaining Stockholders.............................................................xlv


ARTICLE IX    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.............................................xlvi
         9.1      Accuracy of Representations..................................................................xlvi
         9.2      Covenants....................................................................................xlvi
         9.3      No Injunctions or Restraints; Illegality.....................................................xlvi
         9.4      Releases.....................................................................................xlvi


ARTICLE X    TERMINATION......................................................................................xlvii
         10.1     Termination Events..........................................................................xlvii
         10.2     Effect of Termination......................................................................xlviii
         10.3     Amendment..................................................................................xlviii


ARTICLE XI                 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.................xlviii
         11.1     Representations and Warranties.............................................................xlviii
         11.2     General....................................................................................xlviii


ARTICLE XII                INDEMNIFICATION.....................................................................xlix
         12.1     Indemnification and Payment of Damages by Sellers............................................xlix
         12.2     Indemnification and Payment of Damages by Buyer..............................................xlix
         12.3     Indemnitee's Tax Benefits.......................................................................l
         12.4     Limitations.....................................................................................l
         12.5     Distribution from Escrow Account to Sellers....................................................li
         12.6     Claims upon Escrow Account.....................................................................li
         12.7     Objections to Claims upon the Escrow Account..................................................lii
         12.8     Resolution of Claims upon the Escrow Account..................................................lii


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         12.9     Procedures for Indemnification -- Third Party Claims.........................................liii
         12.10    Sellers' Remedy...............................................................................liv
         12.11    Tax Treatment.................................................................................liv
         12.12    Manner of Payment.............................................................................liv
         12.13    Matters Related to the Sellers' Committee.....................................................liv


ARTICLE XIII               TAX MATTERS...........................................................................lv
         13.1     Tax Indemnification............................................................................lv
         13.2     Straddle Period...............................................................................lvi
         13.3     S Corporation Status..........................................................................lvi
         13.4     Tax Periods Ending On or Before the Closing Date..............................................lvi
         13.5     IRC ss. 338(h)(10) Election..................................................................lvii
         13.6     Purchase Price Allocation....................................................................lvii
         13.7     Cooperation on Tax Matters...................................................................lvii
         13.8     Tax Sharing Arrangements.....................................................................lvii
         13.9     Transfer Taxes..............................................................................lviii
         13.10    Audits and Contests Regarding Taxes.........................................................lviii


ARTICLE XIV                GENERAL PROVISIONS...................................................................lix
         14.1     Expenses......................................................................................lix
         14.2     Public Announcements..........................................................................lix
         14.3     Confidentiality...............................................................................lix
         14.4     Notices........................................................................................lx
         14.5     Jurisdiction; Service of Process...............................................................lx
         14.6     Further Assurances.............................................................................lx
         14.7     Waiver........................................................................................lxi
         14.8     Entire Agreement..............................................................................lxi
         14.9     Disclosure Schedules..........................................................................lxi
         14.10    Assignments, Successors, and No Third-Party Rights............................................lxi
         14.11    Severability..................................................................................lxi
         14.12    Article and Section Headings, Construction...................................................lxii
         14.13    Time of Essence..............................................................................lxii
         14.14    Governing Law................................................................................lxii
         14.15    Counterparts.................................................................................lxii
         14.16    Conflicts....................................................................................lxii
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                              DISCLOSURE SCHEDULES

     Schedule 2.2(a)      Purchase Price Calculation
     Schedule 2.5(a)(xi)  Jurisdictions and Good Standing
     Schedule 3.1(a)      Executive Officers & Directors; Business
                            Qualification
     Schedule 3.2(b)      No Conflicts
     Schedule 3.2(c)      Company Required Consents
     Schedule 3.3(a)      Capitalization and Agreements in respect of
                            Equity Securities
     Schedule 3.3(b)      Options, Warrants and Similar Rights
     Schedule 3.4(a)      Financial Statements
     Schedule 3.4(b)      Deviations from GAAP
     Schedule 3.6         Title to Assets; Encumbrances
     Schedule 3.7         Intellectual Property
     Schedule 3.9         Undisclosed Liabilities
     Schedule 3.10        Taxes
     Schedule 3.11        Plans and Other Benefit Obligations; Retiree Benefits
     Schedule 3.12        Compliance with Legal Requirements
     Schedule 3.13        Legal Proceedings
     Schedule 3.14        Absence of Certain Changes and Events
     Schedule 3.15(a)     Material Contracts
     Schedule 3.15(b)     Restrictive Contracts
     Schedule 3.15(c)     Validity of Material Contracts
     Schedule 3.15(d)     No Violation of Material Contracts
     Schedule 3.16(a)     List of Insurance Policies
     Schedule 3.16(b)     Validity of Insurance
     Schedule 3.17        Environmental Matters
     Schedule 3.20        Inventory
     Schedule 3.22(a)     Customers and Suppliers
     Schedule 3.23        Related Party Transactions
     Schedule 3.24        Employees
     Schedule 4.2         No Conflict of Sellers
     Schedule 4.4         Claims
     Schedule 5.2(b)      No Conflicts of Buyer
     Schedule 7A.1(i)     5-Year Non-Competition Geographic Scope
     Schedule 7A.1(ii)    3-Year Non-Competition Geographic Scope


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                                    EXHIBITS


         Exhibit A         Management Employment Agreement

         Exhibit B         Buyer's Required Consents

         Exhibit C         Tyson's Corner Lease

         Exhibit D         Ed Meyer Release

         Exhibit E         Yacoubian Release

         Exhibit F         Form of Hogan & Hartson L.L.P. Opinion

         Exhibit G         Form of Escrow Agreement

         Exhibit H         Example of Working Capital Calculation


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                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement") is made on May 7, 2007, by and among MYER-EMCO, INC., a District of Columbia corporation (the "Company"), the stockholders of the Company identified on the signature page hereto (collectively referred to herein as "Sellers" and each individually as a "Seller"), and HARVEY ELECTRONICS, INC., a New York corporation ("Buyer").

                                    RECITALS

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of Class A voting common stock, $1.00 par value per share, and Class B non-voting common stock, $1.00 par value per share, of the Company (collectively, the "Shares"), for the consideration and on the terms and conditions set forth in this Agreement;

     WHEREAS, Buyer intends to enter into the Management Employment Agreement (as defined below) with GARY YACOUBIAN attached as Exhibit A hereto;

     WHEREAS, Sellers intend to secure the Consents (as defined below) set forth on Exhibit B attached hereto and deliver such Consents at the Closing (as defined below);

     WHEREAS, each of the Sellers intends to deliver to Buyer a properly completed and executed Internal Revenue Service Form 8023;

     WHEREAS, the Company and Sellers intend to terminate the certain Amended and Restated Shareholders Agreement by and among Sellers and the Company, dated as of June 3, 1999, on the Closing Date (as defined below) on terms and conditions reasonably acceptable to Buyer and with no further obligation or liability of the Company or any other party thereto;

     WHEREAS, on or before the Closing Date (as defined below), JONATHAN MEYER intends to contribute all of the equity interests of Security LLC (as defined below) to the Company;

     WHEREAS, the lease between JM Holdings LLC and Buyer relating to the "Tyson's Corner" premises attached hereto as Exhibit C (the "Tyson's Corner Lease") is expected to be entered into on the Closing Date;

     WHEREAS, the Company and Sellers are expected to receive fully and duly executed copies of the Ed Meyer Release and Yacoubian Release (each, as defined below) on the Closing Date (as defined below) in the form attached hereto as Exhibit D and Exhibit E, respectively;

     WHEREAS, in connection with the Closing (as defined below) the Board of Directors of the Company intends to adopt resolutions terminating any and all benefit plans which are intended to meet the requirements of Section 401(k) of the IRC (as defined below);



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     WHEREAS, on the date hereof, JONATHAN N. MEYER and EDWARD M. MEYER, Sellers who have executed and delivered this Agreement, between them hold 86% of the equity interests in the Company;

     WHEREAS, the owners of the remaining 14% of the equity interests of the Company (the "Remaining Stockholders") are expected to execute and deliver joinders to this Agreement as additional Sellers and, as provided below, such execution and delivery is a condition to the Closing;

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     "$100,000 Threshold" has the meaning defined in Section 12.1(b).

     "338(h)(10) Election" has the meaning defined in Section 13.5.

     "Accounts Receivable" means all of the Company's trade accounts receivable, notes receivable, employee advances and other miscellaneous receivables.

     "Acquisition Proposal" has the meaning defined in Section 6.5(b).

     "Actual Company Indebtedness" has the meaning defined in Section 2.3(a)(i).

     "Actual  Company Unpaid  Transaction  Expenses" has the meaning  defined in
Section 2.3(a)(ii).

     "Actual Working Capital" has the meaning defined in Section 2.3(a)(iii).

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Affiliated Group" means any affiliated group within the meaning of IRC ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" has the meaning defined in the first paragraph of this Agreement.

     "Balance Sheet" has the meaning defined in Section 3.4.

     "Base Purchase Price" has the meaning defined in Section 2.2(a).

     "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of the State of New York.



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     "Buyer" has the meaning defined in the first paragraph of this Agreement.

     "Buyer's Accountants" means Buyer's independent, nationally recognized, certified public accountants.

     "Buyer Indemnified Persons" has the meaning defined in Section 12.1(a)

     "Buyer Indemnity Claim" has the meaning defined in Section 12.13(b)

     "Cap" has the meaning defined in Section 12.4(a).

     "Claim" has the meaning defined in Section 12.4.

     "Closing" has the meaning defined in Section 2.4

     "Closing Date" has the meaning defined in Section 2.4.

     "Company" has the meaning defined in the first paragraph of this Agreement.

     "Company Intellectual Property Assets" means the Intellectual Property Assets owned or used by the Company or Security LLC.

     "Company Unpaid Transaction Expenses" means all fees, costs and expenses incurred by or on behalf of the Company in anticipation of, in connection with, or otherwise related to, the transactions contemplated by this Agreement and/or any related or alternative transactions (including, without limitation, all of the fees, expenses and other costs of legal counsel, investment bankers, brokers, accountants and other representatives and consultants), but in each case only to the extent such fees, costs and expenses remain unpaid as of, or are incurred after, the open of business on the Closing Date.

     "Company's Accountants" means McGladrey & Pullen LLP, certified public accountants.

     "Confidentiality Agreement" has the meaning defined in Section 14.3.

     "Consent"  means any  approval,  consent,  ratification,  waiver,  or other authorization (including any Governmental Authorization), including the satisfaction of any requirement to pay any fees or other amounts under any Contract, instrument or arrangement, arising in connection with the transactions contemplated hereby.

     "Contract" means any written (or oral) agreement, contract, license, sublicense, lease, sublease or binding commitment or arrangement.

     "Damages" means any and all losses, Taxes, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel, sustained or incurred by the applicable Person after deducting therefrom any insurance proceeds actually recovered (exclusive of amounts subject to any retrospective payments or premiums) and any indemnity, contribution or other similar payment actually recovered, net of all expenses incurred in prosecuting such insurance or other claim, by the Person suffering the Damages from any third party with respect thereto.

     "Disclosure Schedules" means, collectively, those schedules delivered by the Company and Sellers and attached to this Agreement that set forth the facts and circumstances that qualify the representations and warranties of the Company



                                       iii
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and Sellers in Articles III and IV of this Agreement,  and "Schedule"  means any individual schedule comprising part of the Disclosure Schedules.

     "Ed Meyer Note" means the promissory note, dated June 3, 1999, in the original principal amount of $1,650,000 in favor of Edward M. Meyer.

     "Ed Meyer Release" means the written agreement of Edward M. Meyer, granting Jonathan N. Meyer, the Company and Buyer an unconditional release from any and all obligations arising out of the Ed Meyer Note.

     "Encumbrance" means any mortgage, easement, right of way, charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership; provided, however, that the term "Encumbrance" shall not include (i) statutory liens for Taxes that are not yet due and payable, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable law,
(iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

     "Environmental Claim" has the meaning defined in Section 3.17.

     "Environmental Laws" has the meaning defined in Section 3.17.

     "Environmental Permits" has the meaning defined in Section 3.17.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" has the meaning defined in Section 3.11(a).

     "Escrow Account" has the meaning defined in Section 2.6.

     "Escrow Agent" has the meaning defined in Section 2.6.

     "Escrow Agreement" has the meaning defined in Section 2.6.

     "Escrow Amount" has the meaning defined in Section 2.6.

     "Escrow Claim Notice" has the meaning defined in Section 12.6.

     "Estimated Company Indebtedness" has the meaning defined in Section 2.2(c)(i).

     "Estimated Company Unpaid Transaction  Expenses" has the meaning defined in
Section 2.2(c)(i).

     "Estimated Tax Adjustment" has the meaning defined in Section 2.2(c)(i).

     "Estimated Working Capital" has the meaning defined in Section 2.2(c)(i).

     "Final Purchase Price" has the meaning defined in Section 2.3(c).



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     "Financing" has the meaning defined in Section 7.4.

     "Financing Delay Fee" has the meaning defined in Section 10.1(d).

     "Financing Termination Date" has meaning defined in Section 10.1(d). "401(k) Plan" has the meaning defined in Section 6.9.

     "Fundamental Representations" has the meaning defined in Section 11.1.

     "GAAP" means United States generally accepted accounting principles as in effect at the relevant time.

     "Governmental Authorization" means any approval, consent, license, permit, certification, registration, waiver, or other authorization issued, granted, given, required, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
               (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Materials" has the meaning defined in Section 3.17.

     "H&H" has the meaning defined in Section 14.16.

     "Indebtedness" means at any particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for borrowed money or exchange of indebtedness for borrowed money (other than the SunTrust Obligations that are otherwise utilized to calculate the Working Capital or paid at Closing by Buyer in accordance with Section 2.2(b)(i)), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than three months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit and banker's acceptances), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse, but excluding, all guarantees relating to the Company and the Tyson's Corner premises, to the extent they are terminated at the Closing or SunTrust has agreed to release the Company from such guarantees within 72 hours after the Closing Date), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as



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obligor,  guarantor or otherwise,  or with respect to which obligations a Person
assures  a  creditor  against  loss,  (vii)  any  indebtedness   secured  by  an
Encumbrance on a Person's assets, and (viii) accrued interest in respect of any of the obligations described in the foregoing clauses (i) through (vii) of this definition and all premiums, penalties, charges, fees, expenses and other amounts which would become due in connection with the payment and satisfaction in full of such obligations on the Closing Date.

     "Independent Accounting Firm" means Grant Thorton LLP or, if Grant Thorton LLP is unable to serve in such capacity, another independent public accounting firm of national stature mutually agreed upon by the Sellers and Buyer.

     "Intellectual Property Assets" means all: (A) patents, patent applications and patent disclosures; (B) trademarks, service marks, trade dress, trade names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (C) copyrightable works and copyrights; (D) registrations and applications related to any of the foregoing;
(E) trade secrets, know-how, confidential information and inventions; (F) computer software (including but not limited to source code, executable code, data, databases and documentation); and (G) rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons.

     "Inventory" means all inventory owned, used or held for sale by the Company and all raw materials, work in process, finished products, shipments in transit, wrapping and supply and packaging items owned, used or held for use by the Company.

     "IRC" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the IRC or any successor law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" with respect to the Company, means the actual knowledge of a particular fact or other matter of JONATHAN N. MEYER, GARY YACOUBIAN, GARY ROSENFELD and DAVID GLASSMAN and the knowledge any such individual would reasonably be expected to have of a particular fact or other matter after a reasonable inquiry.

     "Leased Real Property" has the meaning defined in Section 3.6(a).

     "Leases" has the meaning defined in Section 3.6(a).

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, court order, consent, decree, regulation, license, permit, statute, or treaty.

     "Management Employment Agreement" means the Management Employment Agreement between Buyer and GARY YACOUBIAN, attached hereto as Exhibit A.

     "Material Adverse Effect (or Change)" means any event, fact, circumstances or condition (a) that, when such term is used in relation to the Company, (i) is materially adverse to the business, results of operations, assets or financial condition of the Company, Security LLC and Systems LLC taken as a whole, or (ii) would materially impair or delay the ability of the Company to perform its obligations hereunder, including the consummation of the transactions contemplated hereby, or (b) that, when such term is used in relation to Buyer,
(i) is materially adverse to the business, results of operations, assets or financial condition of Buyer, or (ii) would materially impair or delay the ability of Buyer to perform its obligations hereunder, including the consummation of the transactions contemplated hereby, or (c) that, when such term is used in relation to any Sellers, would materially impair or delay the ability of such Seller to perform its obligations hereunder, including the consummation of the transaction contemplated hereby. The term "Material Adverse Effect or (Change)" shall not include any event, fact, circumstance or condition
(x) to the extent attributable to the execution and delivery of this Agreement or announcement or pendency of the transactions contemplated hereby, (y) attributable to general economic changes or changes in the general industry of the Company or Buyer, acts of terrorism or war; or political or civil instability, disturbance or unrest, or (z) only with respect to the Company and Sellers, any event, fact, circumstances or condition to the extent resulting from an action affirmatively taken by Buyer or their Affiliates after the date hereof and prior to the Closing.

     "Material Contracts" has the meaning defined in Section 3.15(a).

     "Multi-Employer Plan" has the meaning defined in Section 3.11(a).

     "Non-Defense Election" has the meaning defined in Section 12.9(a).

     "Non-Escrow Claim Notice" has the meaning defined in Section 12.9(a).

     "Noncompete and Non-Solicitation Period" has the meaning defined in Section 7A.1(a).

     "Order" means any judgment, order, decision, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Governmental Body.

     "Organizational Documents" means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of organization or formation and limited liability company agreement of a limited liability company, including, without limitation, an operating agreement; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (f) any trust documents governing the actions of any Person acting in a fiduciary capacity as trustee of any trust; and (g) any amendment to any of the foregoing.

     "Other Benefit Obligation" has the meaning defined in Section 3.11(a).

     "Pension Plan" has the meaning defined in Section 3.11(a).

     "Permitted Encumbrances" has the meaning defined in Section 3.6(b).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, fiduciary acting on behalf of any estate or trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" has the meaning defined in Section 3.11(a).

     "Post-Closing Statement" has the meaning defined in Section 2.3(a).

     "Post-Closing Statement Components" has the meaning defined in clause (iii) of Section 2.3(a).

     "Pre-Closing Statement" has the meaning defined in Section 2.2(c)(i).

     "Pre-Closing Tax Period" has the meaning defined in Section 13.1.

     "Pre-Closing Tax Return" has the meaning defined in Section 13.4.

     "Preliminary Purchase Price" has the meaning defined in Section 2.2(c)(ii).

     "Proceeding" means any action, arbitration, audit, claim, grievance, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price Calculation" means the Base Purchase Price less (x) the sum of (A) the Actual Company Indebtedness and (B) the Actual Company Unpaid Transaction Expenses, plus (y) the difference (positive or negative) between (A) the Actual Working Capital minus (B) the Target Working Capital.

     "Purchase Rights" has the meaning defined in Section 3.3(b).

     "Qualified Plan" has the meaning defined in Section 3.11(a).

     "Remaining Stockholders" has the meaning defined in the recitals hereof.

     "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Security LLC" means Myer-Emco Security LLC, a Maryland limited liability company.

     "Seller Indemnified Persons" has the meaning defined in Section 12.2.

     "Sellers" has the meaning defined in the first paragraph of this Agreement.

     "Sellers' Defense Election" has the meaning defined in Section 12.9(b).

     "Seller's  Ownership   Percentage"  has  the  meaning  defined  in  Section
2.2(b)(iii).

     "Shares" has the meaning defined in the Recital of this Agreement.

     "Straddle Period" has the meaning defined in Section 13.2.

     "Subsidiary" or "Subsidiaries" means (a) with regard to any Person, any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity of which a Person
(i) owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity or (ii) has any arrangement, understanding or agreements entitling such Person to vote as a general partner or for the election of a majority of the board of directors or other governing body of a corporation, partnership, joint venture, trust, unincorporated organization, association or other legal entity and (b) with regard to the Company, such term shall include any such Person and Systems LLC.

     "SunTrust" means SunTrust Bank, a Georgia banking corporation.

     "SunTrust Credit Agreement" means that certain Credit Agreement, between the Company, as borrower, dated as of December 22, 2004 and as further amended, supplemented or modified.

     "SunTrust Obligations" shall mean all indebtedness and obligations owed by the Company to SunTrust and other lenders arising under or in connection with the SunTrust Credit Agreement (and any security agreement entered into by the Company in connection therewith), immediately prior to the Closing Date and to be paid pursuant to the pay-off letter referenced in Section 2.5(a)(ii). "Systems LLC" means Myer-Emco Systems, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Company.

     "Target Working Capital" means $400,000.

     "Tax" and "Taxes" means (a) all income, gross receipts, franchise, estimated, excise, transfer, severance, value added, ad valorem, sales, use, wage, payroll, workmen's compensation, employment, withholding, social security, alternative minimum, add-on minimum, occupation, and real and personal property taxes; taxes measured by or imposed on capital; levies, imposts, duties, (license and legislation fees); other taxes imposed by any Governmental Body, including assessments in the nature of taxes; interest, penalties, fines, assessments and deficiencies relating to any tax or taxes; (b) liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto, or as a result of transferee, successor or similar liability); and (c) liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

     "Tax Claim" means any claim based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation, warranty, covenant or agreement (including any indemnity) of any Seller or the Company contained in this Agreement related or attributable to Taxes or Tax Returns, including, without limitation, a breach of any representation or warranty pursuant to Section 3.10, and any claim for Damages or Taxes pursuant to Section 13.1.

     "Tax Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for Taxes.

     "Tax Return" means any return (including any information or amended return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body (including any schedule attached thereto) in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Taxing  Authority" means any Governmental  Body (whether  federal,  state,
local,  municipal,   foreign  or  otherwise)  responsible  for  the  imposition, collection or administration of any Tax.

     "Third Party" has the meaning defined in Section 6.5(b).

     "Third Party Claim" has the meaning defined in Section 12.9(a).

     "Title IV Plans" has the meaning defined in Section 3.11(a).

     "Transfer Taxes" has the meaning defined in Section 13.9.

     "Tyson's Corner Lease" has the meaning described in the recitals of this Agreement.

     "Working Capital" means the difference between (x) the book value of the Company's current assets as such line items are presented on the Balance Sheet (including for the avoidance of doubt, cash and cash equivalents) less (y) the book value of the Company's current liabilities as such line items are presented on the Balance Sheet (including without limitation, accrued expenses, accrued compensation and accrued commission & royalty, the current portion of the
Company's   Indebtedness,   the  SunTrust   Obligations  and  any  deferred  Tax
liabilities) subject to the following adjustments (including, without limitation, appropriate reserves for accounts receivable, sales returns, unclaimed property and sales tax) and exclusions: (i) the value of inventory shall be stated consistent with Section 3.20 hereof; (ii) all employee and stockholder receivables shall be excluded from current assets and all notes or other payables to stockholders shall be excluded from liabilities; (iii) Company Unpaid Transaction Expenses shall be excluded, and (iv) the amount of the Yacoubian Payment (as defined below), if made prior to the Closing shall be treated as if it were included in the Company's cash on hand. All items used in computation of Working Capital shall be determined in accordance with GAAP applied consistently with the preparation of the Balance Sheet as set forth on Exhibit H.

     "Yacoubian Payment" has the meaning defined in Section 2.2(c)(i).

     "Yacoubian Release" means the written agreement of GARY YACOUBIAN granting the Company and Sellers an unconditional release from any and all obligations whatsoever.


                                   ARTICLE II

                    SALE AND TRANSFER OF SHARES; CLOSING DATE

     2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

     2.2 Purchase Price.

     (a) The aggregate purchase price for the Shares and the covenant not to compete is as set forth on Schedule 2.2(a) (such amount, the "Base Purchase

Price"), subject to final adjustment as provided in Section 2.3 below and including all amounts and adjustments contemplated by this Agreement.

     (b) The Preliminary Purchase Price (defined in clause (c)(ii) below) shall be paid in immediately available funds at the Closing as follows:

          (i) first, to Edward M. Meyer for the repayment of the Ed Meyer Note;

          (ii) then,  to the Escrow Agent in the Escrow  Amount,  as provided by
     Section 2.6 hereof; and

          (iii) then, to each Seller in accordance with its ownership percentage of the Shares as set forth on Schedule 3.3(a) hereto ("Seller's Ownership Percentage").

     (c)(i) Not later than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Buyer a statement (the "Pre-Closing
Statement") reflecting the Company's good faith calculations of (A) the aggregate amount of cash required to pay and discharge in full on the Closing Date all Indebtedness of the Company (the "Estimated Company Indebtedness"), (B) the aggregate amount of Company Unpaid Transaction Expenses (the "Estimated Company Unpaid Transaction Expenses"), (C) the Company's estimated Working Capital as of the open of business on the Closing Date (the "Estimated Working Capital"), (D) certain increases to reflect the agreed Tax liabilities (net of any agreed Tax benefits) (including Tax liabilities resulting from any additional amount required to be paid hereunder) arising from (x) the payment of the Ed Meyer Note at Closing and the payment to Gary Yacoubian by the Company immediately prior to Closing in connection with his prior employment agreement and the Yacoubian Release (the "Yacoubian Payment"), (y) the 338(h)(10) Election and (z) the noncompetition and nonsolicitation provisions set forth in this Agreement (such adjustments to be calculated in a manner consistent with Schedule 2.2(a)) (the "Estimated Tax Adjustment"), (E) the Base Purchase Price and (F) the resulting Preliminary Purchase Price to be paid at Closing. The
Pre-Closing Statement shall be accompanied by (x) the worksheets and data that support the Company's calculation of the Estimated Company Indebtedness, the Estimated Company Unpaid Transaction Expenses, the Estimated Working Capital, the Estimated Tax Adjustment, Base Purchase Price and the resulting Preliminary Purchase Price, (y) a certificate from the President and the Chief Financial Officer of the Company to the effect that the Pre-Closing Statement and the calculations of the Estimated Company Indebtedness, the Estimated Company Unpaid Transaction Expenses and the Estimated Working Capital set forth therein have been (1) prepared in accordance with GAAP consistently applied with the principles, methodology and assumptions used to prepare the Balance Sheet and
(2) properly derived from the books and records of the Company, and (z) any other information that Buyer may reasonably request in order to verify the amounts reflected on the Pre-Closing Statement. If all or any portion of the Pre-Closing Statement is not reasonably acceptable to Buyer and the parties are unable to otherwise mutually agree on the disputed amount(s), then, for purposes of determining the Estimated Company Indebtedness, the Estimated Company Unpaid Transaction Expenses, the Estimated Working Capital and/or the Estimated Tax Adjustment hereunder, each such disputed amount shall equal the average of the Company's good faith estimate of such amount (as set forth on the Pre-Closing

Statement or the supporting worksheets) and Buyer's good faith estimate of such amount.

     (ii) The  "Preliminary  Purchase Price" shall be equal to the Base Purchase
Price:

          (A) minus the amount of the Estimated Company Indebtedness;

          (B) minus the amount of the Estimated Company Unpaid Transaction Expenses;

          (C) plus the amount of the Estimated Tax Adjustment; and

          (D) one of the following, as applicable: (x) minus the amount by which the Estimated Working Capital is less than the Target Working Capital or
     (x) plus the amount by which the Estimated Working Capital is greater than the Target Working Capital.

     2.3 Final Determination of Purchase Price.

     (a) As promptly as practicable, and in any event not later than 60 days following the Closing Date, Buyer, at its expense, shall cause Buyer's Accountants to deliver to Sellers a statement (the "Post-Closing Statement"), prepared in accordance with GAAP consistently applied with the principles, methodologies and assumptions used to prepare the Balance Sheet, setting forth their good faith calculation of (i) the Company's Indebtedness as of immediately prior to the Closing Date (the "Actual Company Indebtedness"), (ii) the Company Unpaid Transaction Expenses (the "Actual Company Unpaid Transaction Expenses"),
(iii) the Working Capital as of the opening of business on the Closing Date (the "Actual Working Capital" and, together with the Actual Company Indebtedness and the Actual Company Unpaid Transaction Expenses, the "Post-Closing Statement Components"), (iv) the Estimated Tax Adjustment as of the opening of business on the Closing Date (such adjustment to be calculated in a manner consistent with the Estimated Tax Adjustment) (the "Actual Tax Adjustment") and (v) Buyer's determination of the Purchase Price Calculation based on the Post-Closing
Statement Components as set forth in the Post-Closing Statement. The Post-Closing Statement shall be accompanied by the worksheets and data that support Buyer's calculation of the Actual Company Indebtedness, the Actual Company Unpaid Transaction Expenses, the Actual Working Capital, the Actual Tax Adjustment and the resulting Buyer's determination of the Purchase Price Calculation. Upon reasonable notice during normal business hours, at any time and from time to time, Sellers and the Company's Accountants shall be provided reasonable access to the pertinent accounting books and records, work papers and the accounting personnel of Buyer's Accountants and Buyer, and Buyer and Buyer's Accountants shall have reasonable access to the pertinent accounting books and records, work papers and the accounting personnel of the Sellers and the Company's Accountants, during such 60 day period and thereafter until the Final Purchase Price (as defined in Section 2.3(c) below) has been finally determined in accordance with this Section 2.3.

     (b) If Sellers disagree with Buyer's determination of any of the Post-Closing Statement Components as set forth in the Post-Closing Statement, then within 30 days following the Sellers' receipt of the Post-Closing Statement, Sellers shall notify Buyer in writing of their objection, which shall be signed by all Sellers and shall set forth in reasonable detail Sellers' determination of all Post-Closing Statement Components so disputed by Sellers and the basis of Sellers' disagreement. A failure by Sellers to so notify Buyer in writing of their disagreement within such 30 days will constitute acceptance by Sellers of Buyer's calculation of each of the Post-Closing Statement Components and the resulting Purchase Price Calculation as the Final Purchase Price; provided, however, notwithstanding anything to the contrary contained herein, that Sellers shall not be entitled to dispute the Actual Tax Adjustment to the extent such adjustment was calculated in a manner consistent with the Estimated Tax Adjustment, taking into account those assumptions used in calculating the Estimated Tax Adjustment set forth on Schedule 2.2(a). To the extent Sellers so notify Buyer in writing of any such disagreements within such 30 days, Buyer and Sellers will negotiate in good faith to resolve such disagreements during the 15 day period following notice by Sellers to Buyer of such disagreements; provided that any Post-Closing Statement Components (or items therein) not specifically disputed by Sellers in such written notice shall be deemed final and binding on Sellers.

     (c) If such disagreement is not resolved within such 15 day period, the disputed matter(s) shall be promptly submitted to the Independent Accounting Firm for final resolution. The parties shall instruct the Independent Accounting Firm to make a final determination of the disputed Post-Closing Statement Components in accordance with the guidelines set forth in this Agreement and to render such a determination within 30 days after the retention of the Independent Accounting Firm by Buyer and Sellers. The Independent Accounting Firm will be requested to review only the matter(s) in dispute between Buyer and Sellers and to determine the Post-Closing Statement Components so disputed in accordance with the provisions of Section 2.3(b). In its determination, the Independent Accounting Firm shall be entitled to rely on work papers and similar items generated by the Company's Accountants, Sellers, Buyer's Accountants and Buyer in respect of their determination of the Post-Closing Statement Components and shall be instructed not to make any such determinations based on independent review. The determination of the Independent Accounting Firm shall be final and binding on the parties with respect to the disputed matters. The fees and expenses of the Independent Accounting Firm shall be paid by the party hereto (either Buyer or Sellers) whose determination of the Purchase Price Calculation was further away from the Final Purchase Price decided upon by the Independent Accounting Firm. In case the Purchase Price Calculation made by each of Buyer and Sellers is equally accurate relative to the Final Purchase Price decided upon by the Independent Accounting Firm, such fees and expenses shall be split evenly between Buyer and Sellers. Once the Post-Closing Statement Components become final and binding upon the parties pursuant to Section 2.3(b) above or pursuant to this Section 2.3(c), the Purchase Price Calculation, determined pursuant to such final Post-Closing Statement Components shall be known as the "Final Purchase Price."

     (d) Within five days of the determination of the Final Purchase Price in accordance with this Section 2.3: (i) if the Final Purchase Price is greater than the Preliminary Purchase Price, then Buyer shall pay the amount of such difference to Sellers in immediately available funds in accordance with Sellers written wire instructions, and (ii) if the Preliminary Purchase Price is greater than the Final Purchase Price, Sellers shall jointly and severally pay the amount of such difference to Buyer in immediately available funds pursuant to Buyer's written wire instructions. Notwithstanding anything to the contrary set forth herein, Buyer may (but shall not be obligated to) recover any amounts required to be paid to Buyer pursuant to clause (ii) of this Section 2.3(d) from the Escrow Account in accordance with the terms of the Escrow Agreement. Sellers shall execute and deliver to the Escrow Agent any payment direction as may be required to cause the Escrow Agent to release that portion of the Escrow Amount necessary to effect the payment of any such adjustment of the Final Purchase Price to Buyer. Upon any such release of funds from the Escrow Account Sellers shall promptly, but not later than five days after such release, pay the amount so released back into the Escrow Account to be held pursuant to the provisions of the Escrow Agreement.

     2.4 Closing Date. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of REED SMITH LLP at 599 Lexington, Avenue, 29th Floor, New York, New York 10022, at 10:00 a.m. (local time) on the date ("Closing Date") that is two (2) Business Days following the satisfaction of the closing conditions set forth in Articles VIII and IX (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other date, time and place as the parties may agree. Subject to the provisions of Article X, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.5 Closing Deliveries. At the Closing:

     (a) Sellers or the Company, as appropriate, will have delivered or arrange to be delivered to Buyer:

     (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

     (ii)  a  certificate   executed  by  each  Seller   certifying  as  to  the
satisfaction of the Closing conditions set forth in Sections 8.1 and 8.2 hereof with respect to such Seller;

     (iii)  a  certificate   executed  by  the  Company  certifying  as  to  the
satisfaction of the Closing conditions set forth in Sections 8.1 and 8.2 hereof with respect to the Company;

     (iv) (x) a payoff letter signed by SunTrust and the other lenders party to the SunTrust Credit Agreement and (y) UCC-3 termination statements, each evidencing that all of the SunTrust Obligations have been fully satisfied; and, to the extent requested by Buyer, similar payoff letters, evidences of cancellation and termination statements with respect to all other Indebtedness of the Company for borrowed money, if any, outstanding as of the Closing Date (in each case, on terms and conditions reasonably satisfactory to Buyer);

     (v) the Escrow Agreement, duly executed by Sellers;

     (vi) the Ed Meyer Release and the Yacoubian Release;

     (vii) written resignations of each of the directors and officers of the Company;

     (viii) each of the Consents identified on Exhibit B;

     (ix) an opinion from Hogan & Hartson L.L.P., counsel for the Company, addressed to Buyer dated as of the date hereof and in the form attached as Exhibit F hereto;

     (x) a certificate of non-foreign status complying with Treasury  Regulation
Section 1.1445-2(b) from the Company;

     (xi) (i) a copy of the certificate of incorporation of the Company, certified by the District of Columbia Superintendent of Corporations; (ii) a certificate of good standing for the Company by the District of Columbia
Superintendent of Corporations; (iii) certificates of good standing or qualification for each jurisdiction set forth in Schedule 2.5(a)(xi), with respect to each of (i)-(iii) above, such certificates to be dated no more than that number of days prior to the Closing Date agreed upon by Buyer and the Company; and (iv) a certificate, dated as of the date hereof and executed by the Secretary of the Company, certifying to (A) the incumbency of all officers executing this Agreement and/or any document contemplated hereby on behalf of the Company, (B) the accuracy and completeness of attached copies of the Company's Organizational Documents, (C) the resolutions of the Board of Directors of the Company authorizing and approving the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby;

     (xii) (i) a copy of the certificate of formation of Security LLC certified by the Maryland Department of Assessments and Taxation; (ii) a copy of the certificate of formation of Systems, LLC certified by the Maryland Department of Assessments and Taxation; (iii) certificates of good standing for each of Systems LLC and Security LLC certified by the Maryland Department of Assessments and Taxation; with respect to each of (i)-(iii) above, such certificates to be dated no more than that number of days prior to the Closing Date agreed upon by Buyer and the Company;

     (xiii) A properly completed and executed IRS Form 8023 from each of the Sellers;

     (xiv) the Tyson's Corner Lease duly executed by JM Holdings LLC and the Company;

     (xv) the Escrow Agreement duly executed by Sellers; and

     (xvi) a Contribution Agreement pursuant to which Jonathan N. Meyer shall have contributed all of the equity interests of Security LLC to the Company.

     (b) Buyer will deliver to:

     (i) SunTrust, for the benefit of SunTrust and the other lenders party to the SunTrust Credit Agreement, in the amount set forth in the payoff letter referenced in Section 2.5(a)(iv) hereof as shall fully satisfy the SunTrust Obligations;

     (ii) Edward M. Meyer, the portion of the Preliminary Purchase Price payable to him in accordance with Section 2.2(b)(i) hereof;

     (iii) the Escrow Agent, the Escrow Amount, in accordance with Sections 2.2(b)(ii) and 2.6; and

     (iv) each Seller, the portion of the Preliminary Purchase Price payable to each Seller, pro-rata to the extent of each Seller's Ownership Percentage;

     (v) the Sellers, a certificate executed by the Buyer certifying as to the satisfaction of the Closing conditions set forth in Sections 9.1 and 9.2 hereof with respect to the Buyer;

     (vi) the Company and Sellers, the Escrow Agreement duly executed by Buyer and the Escrow Agent; and

     (vii) the Company and Sellers, the Ed Meyer Release and Yacoubian Release.

     2.6 Escrow. At the Closing, Buyer shall withhold an amount equal to $1,000,000 (One Million Dollars) (the "Escrow Amount") from Sellers on a pro rata basis, and shall instead deliver the Escrow Amount to JPMorgan Chase Bank, N.A. (the "Escrow Agent") for deposit into escrow (the "Escrow Account"). The Escrow Amount shall be held pursuant to the provisions of an escrow agreement substantially in the form attached hereto as Exhibit G (the "Escrow Agreement") and shall be available to compensate Buyer for claims pursuant to Section 2.3(d)(ii) hereof and for Damages and Tax Claims as provided in Article VIII and
Section 9.1 hereof. To the extent that there is any portion, or all, of the Escrow Amount remaining in the Escrow Account which has not been reserved for claims under the Escrow Agreement on May 31, 2008, such portion, or all, of the Escrow Amount shall be released to Sellers.


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company represents and warrants to Buyer as follows:

     3.1 Organization and Good Standing.

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the District of Columbia, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Schedule 3.1(a) sets forth the current directors and executive officers of Company. Security LLC is a duly formed Maryland limited liability company, validly existing under the laws of Maryland, with full limited liability company power and authority to conduct its business as it is now being conducted. Systems LLC is a duly formed Maryland limited liability company, validly existing under the laws of Maryland. Except as set forth in Schedule 3.1(a), each of the Company and Security LLC is duly qualified and authorized to transact business as a foreign corporation and is in good standing in every jurisdiction where required, except where the failure to be qualified or authorized would not reasonably be expected to have, either individually or in the aggregate, to a Material Adverse Effect.

     (b) The Company owns no direct or indirect ownership interest in any Person other than owning 100% of the equity interest in Systems LLC.

     (c) The Company has made available to Buyer prior to the execution of this Agreement, true and complete copies of its Organizational Documents, as in effect on the date hereof.

     3.2 Authority; No Conflict.

     (a) The Company has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Assuming the due authorization, execution and delivery hereof by each other party hereto, this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement will not, directly or indirectly (with or without notice or lapse of time):

     (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;

     (ii) except as set forth on Schedule 3.2(b), contravene, conflict with, or violate in any material respect any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company; or

     (iii) except as set forth on Schedule 3.2(b), result in any material violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material instrument or Contract.

     (c) Except as set forth on Schedule 3.2(c), the Company is not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution, delivery or performance of this Agreement.

     3.3 Capitalization.

     (a) As of the date hereof, (i) the total authorized capital stock of the Company consists of 10,000 shares, which consist of (A) 200 shares of Class A voting common stock, $1.00 par value per share, of which 200 shares are issued and outstanding and (B) 9,800 shares of Class B non-voting common stock, $1.00 par value per share, of which 9,800 shares are issued and outstanding, and (ii) 100% of the ownership interests of Systems LLC are owned by the Company. Each of the Shares have been duly authorized and are validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.3(a) hereto, are not subject to any Encumbrances, preemptive rights or any rights of first refusal or rights of rescission. Except as referenced on Schedule 3.3(a), there are no Contracts for the issuance, sale or transfer of any equity securities or other securities or interests of the Company. Each of the Shares are held of record by the Persons with the addresses of record and in the amounts and pro rata percentages set forth on Schedule 3.3(a).

     (b) Schedule 3.3(b) contains a list of equity incentive plans that are currently in effect. Except for the transactions contemplated by this Agreement and except as otherwise set forth on Schedule 3.3(b), there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound (collectively, "Purchase Rights") obligating the Company to
(i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity or other security or interest in the Company or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement. All Shares and all issued and outstanding Purchase Rights have been offered, sold and delivered by the Company in material compliance with applicable federal and state securities laws.

     3.4 Financial Statements. Attached hereto as Schedule 3.4(a) are: the audited balance sheet of the Company as at December 31 in each of the years 2004 through 2006 (including the notes thereto), and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the notes thereto and the report thereon of McGladrey & Pullen, LLP, independent certified public accountants, (the December 31, 2006 balance sheet together with notes is referred to herein as the "Balance Sheet"). Such financial statements and notes fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all of which have been prepared in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements or on Schedule 3.4(b).

     3.5 Books and Records; Officers and Directors of the Company. (a) None of the Company, Security LLC and Systems LLC has maintained stock record books or minute books since their respective inception and (b) the following persons are duly authorized officers of the Company, holding the office noted herein:
JONATHAN MEYER, Chief Executive Officer, GARY YACOUBIAN, President and GARY ROSENFELD, Chief Financial Officer, Treasurer and Secretary; and the following persons are the only duly appointed directors of the Company: JONATHAN MEYER and EDWARD MEYER.

     3.6 Title to Assets; Encumbrances. (a) Schedule 3.6(a) contains a complete and accurate list of all leases and other agreements (including all guaranties, assignments, amendments, extensions and renewals of such leases and other agreements) (the "Leases") under which the Company or Security LLC holds any leasehold estates and other rights to use or occupy any land, buildings or other interest in real property (the "Leased Real Property"). Except as set forth on
Schedule 3.6(a), neither the Company nor Security LLC has subleased or granted the right to use or occupy any portion of the Leased Real Property to any Person. The Company or Security LLC, as the case may be, owns or holds a valid and enforceable leasehold interest in the Leased Real Property under the Leases free and clear of all Encumbrances other than (i) liens for real estate Taxes assessed with respect to the Leased Real Property for the current fiscal Tax year but not yet due and payable; (ii) monetary Encumbrances granted by the landlord under any lease providing financing to such landlord; and (iii) other defects in title or Encumbrances that do not materially restrict or impair the Company's or Security LLC's use of the Leased Real Property in the ordinary course of business. The Company and Security LLC do not own any land, buildings or other interest in any real property.



                                       xviii

     (b) Except as set forth on Schedule 3.6(b), each of the Company and Security LLC has good and marketable title to, or, in the case of leased properties and assets, a valid leasehold interest in, all of its respective material properties and assets (whether real, personal, or mixed and/or whether tangible or intangible) used by the Company or Security LLC, located on the premises of the Company or Security LLC or reflected in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for Inventory sold since the date of the Balance Sheet to customers in the ordinary course of business). Except as set forth on Schedule 3.6(b), the buildings, plants, structures, equipment and other material assets owned, leased or licensed by the Company or Security LLC are in good operating condition and repair, ordinary wear and tear excepted. Except as set forth on
Schedule 3.6(b), all material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances except:

     (i) the SunTrust Obligations;

     (ii) mortgages or security interests incurred in connection with the purchase of property or assets and shown on the Balance Sheet as securing only such property or assets so purchased, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists;

     (iii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists;

     (iv) liens for real estate Taxes for the current fiscal Tax year not yet due and payable; and

     (v) other defects of title or Encumbrances with respect to the Leased Real Property which do not, individually or in the aggregate, materially restrict or impair the Company's use of its Leased Real Property.

(the Encumbrances set forth in (ii)-(v) above are collectively referred to as the "Permitted Encumbrances").

     3.7 Intellectual Property Matters. Schedule 3.7(a) attached hereto sets forth a complete and correct list of all of the following that are owned by the Company and Security LLC: patents; patent applications; trademark applications; trademark registrations; Internet domain names; service mark applications; service mark registrations, copyright registrations and material unregistered trademarks and service marks. Schedule 3.7(b) sets forth all agreements relating to the licensing of Intellectual Property Assets by the Company or Security LLC to a third party or by a third party to the Company or Security LLC, and all other agreements affecting the Company's or Security LLC's ability to use or disclose any Intellectual Property Assets, except for licenses for commercially available off-the-shelf computer software programs, applications or products purchased or licensed for less than a total cost of $25,000

Except as set forth on Schedule 3.7(c) and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Company:

     (a) the  Company  Intellectual  Property  Assets  owned by the  Company  or
Security LLC are not subject to any pending, or, to the Knowledge of the Company, threatened claim, judgment or dispute of any nature;

     (b) Neither the Company nor Security LLC has: (i) consented to or otherwise acquiesced in the use by another Person of the Company's or Security LLC's name or a name that is substantially similar to the Company's or Security LLC's name; or (ii) received any notice or claims from any third party alleging that the Company Intellectual Property Assets or operation of the Company's or Security LLC's business infringes or misappropriates the Intellectual Property Assets of such third party;

     (c) to the Company's Knowledge, no third party has infringed or misappropriated any of the Company Intellectual Property Assets and the Company does not have Knowledge of any facts that indicate a likelihood of any of the foregoing;

     (d) the Company Intellectual Property Assets are subsisting and in full force and effect and, to the Knowledge of the Company, are valid and enforceable; and

     (e) the Company or Security LLC owns and possesses the entire right, title and interest in and to all material Intellectual Property Assets created or developed by, for or under the direction or supervision of the Company or Security LLC, including any of the foregoing created or developed by any employee, consultant or contractor, and all Persons who have participated in the creation or development of any such material Intellectual Property Assets, including, without limitation, the Intellectual Property Assets set forth on
Schedule 3.7(a), have executed and delivered to the Company a valid and enforceable agreement (i) providing for the non-disclosure by such Person of any confidential information of the Company or Security LLC and (ii) providing for the assignment by such Person to the Company of any material Intellectual Property Assets arising out of such Person's employment by, engagement by or contract with the Company, unless or except to the extent that the Company is entitled to become or elect to become the owner or assignee of such Intellectual Property Assets by operation of law.

     3.8 Absence of Material Adverse Change. Since the date of the Balance Sheet, there has not been any Material Adverse Change with respect to the Company.

     3.9 No Undisclosed Liabilities. Except as set forth on Schedule 3.9, the Company has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, known or otherwise), except for (a) the SunTrust Obligations, (b) liabilities or obligations reflected in the Balance Sheet, (c) current liabilities incurred in the ordinary course of business since the date of the Balance Sheet (none of which is a liability resulting from non-compliance with any applicable law, the breach of any Contract, the commission of any tort or act of infringement, or any other Proceeding) and (d) liabilities that do not or would not reasonably be expected to have a Material Adverse Effect.

     3.10 Taxes.

     (a) Except where failure to file would not have a Material Adverse Effect, the Company has duly and timely filed or caused to be filed all Tax Returns required to have been filed by it pursuant to applicable Legal Requirements. All such Tax Returns are true, correct and complete in all material respects. Except as set forth in the Disclosure Schedules, all income, sales and other material Taxes required to have been paid by the Company (whether or not shown on any Tax Return) have been paid, except such Taxes, if any, as are listed on Schedule
3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided on the face of the Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

     (b) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Taxing Authority in writing that has been received by the Company or (B) as to which any of Sellers or the Company has actual knowledge based upon personal contact with any agent of such Taxing Authority. Schedule 3.10 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods commencing January 1, 2000 and ended on or before December 31, 2006, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. No written claim has been received from an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. Sellers and the Company have delivered or made available to Buyer correct and complete copies of all income Tax Returns, examination reports with respect to such income Tax Returns, and statements of income Taxes assessed against or agreed to by the Company since January 1, 2000 which were not shown on the face of such income Tax Return. The Company has, in all material respects, withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 required with respect thereto have, in all material respects, been properly completed and timely filed.

     (c) Except as described on Schedule 3.10, the Company has not executed any agreement waiving any statute of limitations in respect of assessment or collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that has continuing effect, or granted any power of attorney with respect to any matter related to Taxes which is currently in force. There are no agreements currently in effect between the Company and any Taxing Authority with respect to the payment in installments of any Tax Liability after the Closing Date.

     (d) The Company has not made any payments and is not obligated to make any payments in connection with the transactions contemplated by this Agreement that are or would be excess parachute payments within the meaning of IRC ss. 280G. The Company has not been a United States real property holding corporation within the meaning of IRC ss.897(c)(2) during the applicable period specified in IRC ss.897(c)(1)(A)(ii). The Company is not a party to or bound by any Tax indemnification, allocation, sharing or similar agreement. The Company (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and
(B) does not have any Tax Liability for the Taxes of any Person (other than the Company) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (e) The unpaid Taxes of the Company (A) did not, as of December 31, 2006, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (f) The Company will not be required to include any item of income in, nor will the Company exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any change in method of accounting for a taxable period ending on or prior to the Closing Date under IRC ss.481(c) (or any corresponding or similar provision of state, local or foreign income Tax law). The Company is not a party to any "closing agreement" as described in IRC ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date that would have continuing effect after the Closing Date. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of IRC ss.6662. The Company will not be required to include any item of income in taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date or (ii) prepaid amount received on or prior to the Closing Date.

     (g) The Company has had in effect at all times since January 1, 1997 a valid election under Section 1362(a) of the IRC to be treated as an S corporation within the meaning of Section 1361 of the IRC, and since that date has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation where analogous treatment is legally available and will be an S corporation up to and including the Closing Date. Up to and including the Closing Date, the Company will not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of IRC ss.ss.1361 and 1362 (or any corresponding provisions of state and local law in states and localities that do not generally subject S corporations to entity-level income Tax). The Company shall not be liable for any Tax under IRC ss.1374 (or any corresponding provision of state or local law) in connection with the deemed sale of the Company's assets caused by the 338(h)(10) Election; and the Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which Seller's or Company's tax basis for the acquired assets was determined in whole or in part by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     (h) The Company has not distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by ss. 355 or ss. 361 of the IRC.

     (i) The Company has not engaged in any "listed transaction" for purposes of
Treasury  Regulations   Sections   1.6011-4(b)(2)  or  301.6111-2(b)(2)  or  any
analogous provision of state, local or foreign law.

     3.11 Employee Benefits.

     (a) As used in this Section 3.11, the following terms have the meanings set forth below.

     "ERISA Affiliate" means, with respect to the Company, any other Person that, together with the Company, would be treated as a single employer under IRC ss. 414.

     "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

     "Other  Benefit  Obligations"  means  all  obligations,   arrangements,  or
customary practices to provide benefits, as compensation or benefits for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control.

     "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

     "Plan" has the meaning given in ERISA ss. 3(3).

     "Qualified Plan" means any Pension Plan that meets or purports to meet the requirements of IRC ss. 401(a).

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multi-Employer Plans.

     (b) Schedule 3.11 contains a complete and accurate list of all Plans and material Other Benefit Obligations sponsored, maintained or contributed to by the Company on behalf of or for the benefit of its current or former employees,



                                       xxiii
directors or independent contractors, or with respect to which the Company has or may have any liability. The Company has delivered or made available to Buyer a true and correct copy of the governing plan document for each Plan (including all amendments thereto), its summary plan description and its most recent Form 5500 with all schedules and attachments (if applicable), and any trust agreement, insurance contract or other document under which Plan assets are held and invested or benefits provided. The Company has further delivered or made available to Buyer the material Other Benefit Obligations, and a copy of any document furnished to employees which summarizes or describes each material Other Benefit Obligation. Each Plan and each Other Benefit Obligation complies in form and operation in all material respects with its terms and the applicable requirements of ERISA, the IRC and other applicable Legal Requirements. Neither the Company nor any ERISA Affiliate has at any time during the six years preceding this Agreement and through the date hereof sponsored, maintained, contributed to or been obligated to contribute to any Title IV Plan or Multi-Employer Plan, and no facts or circumstances exist or are expected that could result in material liability or potential material liability to the Company nor any ERISA Affiliate pursuant to Title IV or Section 302 of ERISA or IRC ss. 412. Neither the Company or, to the Knowledge of the Company, any fiduciary with respect to any Plan has engaged in any nonexempt prohibited transaction under ERISA ss. 406, or incurred any liability for breach of fiduciary duty or any other failure to comply with any Legal Requirement in connection with the administration or investment of assets of any Plan. No action, suit, Proceeding, hearing, audit or investigation with respect to the administration or investment of assets of any Plan or Other Benefit Obligation (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened. Except as otherwise disclosed on Schedule 3.11, the Company does not provide health or other welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service (other than "COBRA" continuation coverage required under ERISA ss.ss. 601 et seq. and IRC ss. 4980B). All contributions (including employer and employee contributions) or premium payments with respect to each Plan or Other Benefit Obligation for all periods ending on or prior to the Closing Date have been made or, to the extent not required to be made, have been properly accrued. Except as otherwise disclosed on Schedule 3.11, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will accelerate the time of payment or vesting, result in any payment or funding of any benefits, or increase the amount payable or benefits provided under any Plan or Other Benefit Obligation. Each Company Plan or Other Benefit Obligation that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A and the guidance under Section 409A of the Code. No Company Plan or Other Benefit Obligation that is a "nonqualified deferred compensation plan" has been materially modified after October 3, 2004. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83.

     (c) All persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under Seller Plans or otherwise.

No individuals are currently providing, or have ever provided, services to the Company pursuant to a leasing agreement or similar type of arrangement, nor has the Company entered into any arrangement whereby services will be provided by such individuals.

     3.12 Compliance with Legal Requirements; Governmental Authorizations.

     (a) Except as set forth on Schedule 3.12 or except where any failure to comply, violation or obligation would not have a Material Adverse Effect on the
Company:

     (i) the Company is in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

     (iii) the Company has not received any written notice or communication from any Governmental Body regarding: (A) any actual, alleged or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Except as set forth on Schedule 3.12, the Company is in possession of, and is in material compliance with, all the Governmental Authorizations necessary to conduct the Company's business as presently conducted without any material violation of any Legal Requirement. Except as set forth on Schedule
3.12 or except where any failure to comply, violation or other event or circumstances would not have a Material Adverse Effect on the Company:

     (i) no event has occurred or circumstance exists that may (with or without notice or lapse of time): (A) constitute or result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any such material Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, modification, or termination of, any such material Governmental Authorization; and

     (ii) the Company has not received any written notice or communication from any Governmental Body regarding: (A) any actual, alleged or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual or threatened revocation, withdrawal, suspension, cancellation, modification or termination of any material Governmental Authorization; and

     (iii) all applications required to have been filed for the renewal of any material Governmental Authorizations listed or required to be listed on Schedule
3.12 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies..

     3.13 Legal Proceedings. Except as set forth on Schedule 3.13, there is no pending Proceeding:

     (a) that has been commenced by or against the Company or any of the material assets owned or used by the Company; or

     (b) that challenges,  or that may have the effect of preventing,  delaying,
making  illegal,  or  otherwise   interfering  with,  any  of  the  transactions
contemplated by this Agreement.

To the Knowledge of the Company, no such Proceeding has been threatened. There is no judgment, decree, injunction, rule or order of any Governmental Body or arbitrator outstanding against the Company that materially restricts, impedes, limits or adversely affects the business or operations of the Company.

     3.14 Absence of Certain Changes and Events. Except as set forth on Schedule 3.14, since the date of the Balance Sheet and, to the extent not fully reflected in the Balance Sheet, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course of business consistent with past practice, and there has not been any:

     (a) change in the Company's authorized or issued capital stock or the ownership thereof; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) acquisition of any stock or business of, or merger or consolidation with, another Person, or any action with respect to liquidating, dissolving, recapitalizing, reorganizing or otherwise winding up the Company's business;

     (d) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except, with respect to non-executive employees, in the ordinary course of business consistent with past practice) or entry into any new, or material amendment of any existing, employment, consulting, independent contractor, severance, change of control or similar Contract;

     (e) adoption of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan;

     (f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

     (g) sale (other than sales of Inventory in the ordinary course of business), lease, license, distribution or other disposition of any material asset(s) or property of the Company, or any waiver, release, transfer or assignment of any right of material value, or any mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset(s) or property of the Company except as noted on Schedule 3.6 or except as explicitly permitted under Section 6.2 or required under any other provision of this Agreement;

     (h) entry into any Contract or other agreement providing for payments by the Company in an aggregate amount exceeding $50,000 that is not terminable by the Company, without penalty, upon sixty (60) days notice;

     (i) any capital expenditure in excess of $50,000;

     (j) change in any annual accounting period or accounting methods used by the Company;

     (k) any modification, termination or amendment to a Material Contract or waiver of any right or claim thereunder;

     (l) loss of use of any material Company Intellectual Property Assets; or

     (m) entry into any Contract, whether oral or written, by the Company to do any of the foregoing.

     3.15 Material Contracts; No Defaults.

     (a) Schedule 3.15(a) contains a complete and accurate list, and the Company has delivered or made available to Buyer prior to the execution of this Agreement true and complete copies, of the following Contracts (together with the Leases listed on Schedule 3.6 and the Contracts listed on Schedule 3.7(b))(collectively, the "Material Contracts"):

     (i) each Contract that involves performance of services or the sale or delivery of goods or materials by the Company of an amount or value in excess of $50,000 either (A) during fiscal 2006 or (B) reasonably expected for fiscal 2007 or any fiscal year thereafter, except for purchase orders for components, installation services or finished goods in the ordinary course of business, consistent with past practices;

     (ii) each Contract that involves performance of service or delivery of goods or materials to the Company of any amount or value in excess of $50,000 either (A) during fiscal 2006 or (B) reasonably expected for fiscal 2007 or any fiscal year thereafter, except for purchase orders for components or finished goods in the ordinary course of business, consistent with past practices;

     (iii) each Contract entered into by the Company outside the ordinary course of business involving, or reasonably expected to involve, expenditures or receipts of the Company in excess of $50,000;

     (iv) each Lease, rental or occupancy agreement, license, installment or conditional sale agreement, or other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and/or conditional sales agreements involving aggregate payments of less than $25,000);

     (v) each joint venture, partnership, and other similar Contract (however named) involving (or reasonably expected to involve) a sharing of profits, losses, costs, or liabilities by the Company with any other Person ;



                                       xxvii

     (vi) each Contract containing covenants that restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

     (vii) each Contract for capital expenditures in excess of $50,000;

     (viii) each indenture, mortgage, trust, deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for Indebtedness;

     (ix) any indemnification agreements or other arrangements under which the Company is obligated to indemnify any Person;

     (x) any settlement, conciliation or similar agreement pursuant to which the Company is required to pay consideration in excess of $50,000;

     (xi) each Contract between the Company and any of its distributors that involved the sale of goods by the Company to such distributor of an amount in excess of $50,000 either (A) during fiscal 2006 or (B) reasonably expected for fiscal 2007;

     (xii) each Contract with any officer, director, employee, consultant or independent contractor of the Company involving total compensation in excess of $50,000 annually and has noted any amounts which change such Contracts historical compensation level or pattern;

     (xiii) each Contract providing for payments in an aggregate amount exceeding $50,000 that is not terminable by the Company, without penalty, upon sixty days' notice; and

     (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth on Schedule 3.15(b):

     (i) no Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

     (ii) to the Knowledge of the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to: (A) engage in or continue any conduct, activity, or practice relating to the business of the Company; or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth on Schedule 3.15(c), each Material Contract identified or required to be identified on Schedule 3.15(a) is in full force and effect, is a valid and binding obligation of the Company and, to the Knowledge of the Company, enforceable in accordance with its terms.

     (d) Except as set forth on Schedule 3.15(d):

     (i) the Company is in material compliance with all applicable terms and requirements of each Material Contract;



                                       xxviii

     (ii) to the Knowledge of the Company, each other party to each Material Contract is in material compliance with all applicable terms and requirements of such Material Contract;

     (iii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may result in a material violation or breach of, or give the Company or other party thereto the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

     (iv) the Company has not given to or received from any other Person, at any time since the date of the Balance Sheet, any written notice or communication regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Material Contract.

     3.16 Insurance.

     (a) Schedule 3.16(a) contains a complete and accurate list of the following:

     (i) all material policies of insurance to which the Company is a party or under which the Company, or any officer or director of the Company, is or has been covered at any time within the two years preceding the date of this Agreement; and

     (ii) all pending applications for material policies of insurance.

     To the Knowledge of the Company, the policies referred to in clause (i) above provide coverage as is required by any applicable material Legal Requirement or pursuant to any Contract to which the Company is party.

     (b) Except as set forth on Schedule 3.16(b):

     (i) Since January 1, 2005, the Company has not received: (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any material insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any material insurance policy is not willing or able to perform its obligations thereunder.

     (ii) The Company has paid all premiums due (or has accrued for such on its financial statements), and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

     3.17 Environmental Matters. The representations and warranties set forth in this Section 3.17 shall constitute the Company's sole and exclusive representations and warranties with respect to Environmental Laws, Hazardous Materials and other environmental matters. Except as set forth on Schedule 3.17, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Company:

     (a) the Company holds and is in compliance with all Environmental Permits, and is and has otherwise been in compliance with all applicable Environmental

Laws and, to the Company's Knowledge, there is no condition that is reasonably likely to prevent or materially interfere with compliance by the Company with Environmental Laws;

     (b) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit or any review by, or approval of, any third party of any Environmental Permit pursuant to any Environmental Law is required in connection with the execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or the operation of the business of the Company on the date of the Closing Date;

     (c) the Company has not received any Environmental Claim, nor, to the Knowledge of the Company, has any Environmental Claim been threatened against the Company; and

     (d) the Company has not entered into, agreed to and is not subject to any outstanding judgment, decree, order or consent arrangement with any Governmental Body under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials.

     (e) To the Company's Knowledge, (i) the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported or released, or exposed any Person to Hazardous Materials such that the Company could reasonably be expected to be liable for any material penalties, corrective action, investigation or cleanup, or damages or injuries to persons, property or the environment, under any Environmental Law; and (ii) there are no Hazardous Materials present in soils, surface water or groundwater at or in any facility or property owned, leased or operated by the Company that could reasonably be expected to give rise to material liabilities for fines, penalties, corrective action, investigation or cleanup, or damages or injuries to persons, property or the environment under Environmental Laws.

     For purposes of this Agreement, the terms below shall have the following meanings:

     "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any Person to the Company asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from: (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

     "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders and decrees, and all common law, in each case relating in any manner to pollution or protection of the environment or the exposure of Persons, property or the environment to pollutants, contaminants, hazardous or toxic substances, wastes, noise or odors, to the extent and in the form that such exist at the date hereof.

     "Environmental  Permits"  means  all  permits,   licenses,   registrations,
exemptions and other Governmental Authorizations required under Environmental Laws for the Company to conduct its operations as presently conducted.

     "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radiologically contaminated materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

     3.18 Brokers or Finders. The Company has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby.

     3.19 Accounts Receivable. All Accounts Receivable of the Company are reflected properly on its books and records, are valid receivables and, to the Knowledge of the Company, are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts set forth in the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     3.20 Inventory. Schedule 3.20 sets forth the Inventory of the Company and its respective carrying values as of the date hereof, all of which Inventory is useable and saleable in the ordinary course, subject to the reserve maintained for shrinkage and damage. Except as set forth in Schedule 3.20, the Inventory is reflected on the Balance Sheet and will be reflected in the Pre-Closing Statement at the value set forth on Schedule 3.20.

     3.21 Sufficiency of Assets. The Company owns, or has a valid leasehold interest in or license for, in each case free and clear of all Encumbrances except for Permitted Encumbrances, all assets materially necessary for the conduct of its business as presently conducted consistent with past practices.

     3.22 Relationships with Customers, Distributors and Suppliers.

     (a) Attached hereto as Schedule 3.22(a) is a true and accurate list of the names of the greater of (x) the top twenty suppliers of the Company or (y) the suppliers representing greater than 50% of the Company's aggregate purchases (in each case by dollar volume of purchases from such suppliers), for the 2004, 2005, 2006 and year-to-date 2007 fiscal years and, for each such supplier, the volume of purchases from such supplier for each such fiscal year. As of the date hereof, the Company has not received any indication from any material customer or distributor of the Company (including those listed on Schedule 3.22(a)) to the effect that, and, to the Company's Knowledge, the Company has no reason to believe that, any material customer or distributor will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). As of the date hereof, the Company has not received any indication from any of its material suppliers (including those listed on Schedule 3.22(a)) to the effect that, and, to the Company's Knowledge, the Company has no reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     (b) The Company has not intentionally induced, encouraged or attempted to induce or encourage any customer or distributor of the Company to purchase or maintain any inventory of the Company's products at a level in excess of the level of inventory historically purchased or maintained by such customer or distributor in such manner that, after the Closing Date, would reasonably be expected to result in decreased orders or increased returns from such customers or distributors as compared to the normal historical orders or returns of such customer or distributor.

     3.23 Related Party Transactions. Except as set forth in Schedule 3.23 and except for amounts (i) due as salaries and bonuses in the ordinary course of business consistent with past practice, (ii) in reimbursement of ordinary expenses in the ordinary course of business consistent with past practice and
(iii) not in excess of $50,000 during any calendar year, no officer, director, stockholder, employee or Affiliate of the Company, including Sellers and their respective Affiliates, or to the Knowledge of the Company, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any Contract with the Company or has any interest in any property or assets used by the Company (including any Company Intellectual Property Assets).

     3.24 Employee and Labor Relations. (a) Schedule 3.24 hereto correctly sets forth the name and current annual salary of each of the Company's employees receiving more than $50,000 in total annual compensation (including, without limitation, any bonus compensation payments) and whether any employees are absent from active employment, including, but not limited to, leave of absence or disability.

     (b) Schedule 3.24 sets forth the bonuses paid and reasonably expected to be paid to the Company's officers and employees for the fiscal year ended December 31, 2005 and the fiscal year ending December 31, 2006.

     (c) Except as set forth on Schedule 3.24(c):

     (i) the Company is not party to any collective bargaining agreement applicable to Persons employed by the Company;

     (ii) to the Company's Knowledge, no executive, key employee or group of employees of the Company has any plans to terminate employment with the Company;

     (iii) the Company has complied in all material respects with all laws relating to the employment of labor (including but not limited to provisions thereof relating to wages, hours, equal opportunity, collective bargaining, immigration, layoffs and the payment of social security and other Taxes); and

     (iv) to the Company's Knowledge, it does not have any material labor relations problems (including any union organization or decertification activities, threatened or actual strikes or work stoppages or material employee grievances).



                                       xxxii

     3.25 Stockholders Agreements. Sellers and the Company have terminated that certain Amended and Restated Shareholders Agreement by and among Sellers and the Company, dated as of June 3, 1999 and with no further obligation or liability of the Company or any other party thereto.

     3.26 Systems LLC Systems LLC is a dormant subsidiary of the Company and has conducted no operations for the period of six (6) years prior to the date hereof.

     3.27 Disclosure. No representation or warranty of the Company in this Agreement and no statement in the Company's Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller represents and warrants severally and not jointly to Buyer on his, her or its own behalf and only with respect to himself, herself and itself as follows:

     4.1 Legal Capacity, Organization and Good Standing. Each Seller that is a natural person has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to carry out the transactions contemplated hereby. Each Seller that is not a natural person, including any corporation, limited partnership or other entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of such entity's incorporation or formation and has all requisite power and authority to execute and deliver this Agreement and to comply with the provisions hereof.

     4.2 Authority; No Conflict.

     (a) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement constitutes the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

     (b) Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement by any Seller nor the consummation or performance of any of the transactions contemplated by this Agreement by a Seller will give any Person the right to prevent, delay, or otherwise materially interfere with any of the transactions contemplated by this Agreement pursuant to:

     (i) any provision of any Seller's Organizational Documents;

     (ii) any resolution or consent adopted by the trustee, board of trustees, board of directors or stockholders of any Seller;

     (iii) any Legal Requirement to which a Seller may be subject; or

     (iv) any material Contract to which a Seller is a party or by which a Seller may be bound.

     4.3 Ownership of Shares. Each Seller is the record and beneficial owner and holder of the Shares set forth opposite its name on Schedule 3.3(a). Each Seller


                                       xxxiii
represents that there are no restrictions that would prevent the transfer of its Shares to Buyer, free and clear of all Encumbrances except for restrictions imposed under any federal or state securities law.

     4.4 Absence of Claims. Except as set forth on Schedule 4.4, such Seller has no commitment, action, debt, claim, counterclaim, suit, cause of action or similar right, at law or in equity, contingent or otherwise, against the Company or the officers, directors, employees, stockholders, Affiliates, predecessors, successors or assigns of any of them, including, but not limited to, any claims which relate to or arise out of such Seller's prior relationship with the Company or his, her or its rights or status as a stockholder, officer, director or employee of the Company; provided that nothing in this Section 4.4 shall be deemed a waiver by any Seller of such Seller's right to indemnification under the Company's Organizational Documents, with respect to such Seller's position as an officer, director, employee, agent or representative of the Company.

     4.5 Brokers or Finders. No Seller has incurred any obligation or liability, contingent or otherwise, for brokerage, finders' fees, agents' commissions or other similar payment(s) in connection with this Agreement or the transactions contemplated hereby.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

     5.2 Authority; No Conflict.

     (a) Buyer has all corporate right, power, and authority to execute and deliver this Agreement and the other documents to be executed in connection herewith, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other documents to be executed in connection herewith and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of Buyer. No other corporate proceedings on the part of Buyer is necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (b) as set forth in Schedule 5.2(b), neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated by this Agreement by Buyer will give any Person the right to prevent, delay, or otherwise materially interfere with any of the transactions contemplated by this Agreement pursuant to:

     (i) any provision of Buyer's Organizational Documents, as applicable;



                                       xxxiv

     (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

     (iii) any Legal Requirement to which Buyer may be subject; or

     (iv) any material Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 5.2(b), Buyer is not, nor will it be, required to obtain any Consent from, observe any waiting period imposed by, or make any filing with or notification to, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated in this Agreement.

     (c) Except as expressly set forth in this Agreement or in the attachments hereto, and except for the Confidentiality Agreement, Buyer is not a party to any other agreement or understanding with any of Sellers, the Company or any of the Company's employees.

     5.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

     5.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the performance of this Agreement or any of the transactions contemplated herein. Buyer hereby acknowledges that, to its knowledge, no such Proceeding has been threatened.

     5.5 Buyer's Investigation. Buyer hereby acknowledges that, to its knowledge, Buyer and its Representatives have been given access to the premises, properties, books, Contracts and records of the Company and have been furnished with all additional financial and operational data and other information concerning the Company's assets as Buyer and its Representatives have requested in connection with Buyer's determination to enter into this Agreement. Buyer further acknowledges that it is sophisticated in all aspects of the general industry of the Company and has sufficient knowledge and expertise to evaluate an investment in the Company.

     5.6 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due from Sellers by or through Buyer as a result of the action of Buyer or its officers or agents.

                                   ARTICLE VI

                      COVENANTS OF COMPANY AND THE SELLERS

     6.1 Access and Investigations. Between the date of this Agreement and the Closing Date, the Company shall, upon reasonable notice and during normal business hours: (a) afford Buyer and its Representatives reasonable access to the Company's personnel, customers, suppliers, licensors, properties, contracts, books and records, and other documents and data, (b) furnish or make available to Buyer and Buyer's Representatives copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish or make available to Buyer and Buyer's Representatives such additional financial, operating, and other data and information as Buyer may reasonably request so long as such request does not unreasonably interfere with the operation of the Company's business in the ordinary course.

     6.2 Operation of the Company. Except as otherwise expressly permitted or contemplated by this Agreement, between the date of this Agreement and the Closing Date, unless Buyer shall consent in writing in advance, which consent shall not be unreasonably withheld or delayed, the Company shall:

     (a) conduct the business of the Company only in the ordinary course of business consistent with past practice; provided, however, that neither this clause (a) nor any other provision of this Agreement shall be construed to prohibit the Company from paying any dividends or making any distributions to Sellers on or prior to the Closing; and

     (b) not amend any of its Organizational Documents; not issue any shares of its stock or rights to acquire shares of its stock; and

     (c) use commercially reasonable efforts to maintain the goodwill of the Company's suppliers, customers, distributors, licensors and employees.

     6.3 Negative Covenant. Except as otherwise expressly permitted or contemplated by this Agreement, between the date of this Agreement and the Closing Date, the Company shall not, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.14 would or would reasonably be expected to occur.

     6.4 Reasonable Efforts; Required Approvals.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Sellers shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Buyer in doing, all things necessary, proper or advisable by applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. As promptly as practicable after the date of this Agreement, each of the Company and Sellers shall use its commercially reasonable efforts to make all filings required by Legal Requirements to be made by them in order to consummate the transactions contemplated herein. Between the date of this Agreement and the Closing Date, each of the Company and Sellers shall reasonably cooperate with Buyer with respect to all filings that Buyer reasonably elect to make or are required by Legal Requirements to make in connection with the transactions contemplated herein.

     (b) The Company and Sellers shall use their commercially reasonable efforts to satisfy or cause to be satisfied, in the most expeditious manner practicable, all of the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. The Company and Sellers, at the reasonable request of Buyer, shall promptly execute and deliver such other instruments and do and


                                       xxxvi
perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated by this Agreement.

     6.5 Non-Solicitation.

     (a) From and after the date of this Agreement until the earlier to occur of the Closing or termination of this Agreement pursuant to Article X, the Company and Sellers will not, and will not permit their respective Representatives to, directly or indirectly (a) initiate, solicit, or encourage any inquiries, offers or proposals for any "Acquisition Proposal" (as defined below) by any Person (other than Buyer or their Representatives), or (b) participate in any discussions or negotiations with, or disclose any non-public information not customarily disclosed consistent with the Company's past practices concerning the Company to, or afford access to the properties, books, or records of the Company to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any Person (other than Buyer and their Affiliates) for the purpose of making, or otherwise facilitate the making of, an Acquisition Proposal; or (c) agree to, approve or recommend any Acquisition Proposal.

     (b) For the purposes of this Agreement, "Acquisition Proposal" shall mean any one of the following (other than the transactions among the Company, Sellers, Buyer contemplated hereunder): (i) a proposal for any transaction pursuant to which any Person or group of Persons (other than Sellers) (a "Third Party") proposes to acquire beneficial ownership of any equity securities of the Company, whether from the Company or pursuant to a tender offer, exchange offer, recapitalization, reorganization or otherwise, (ii) a proposal for any merger, consolidation or other business combination involving the Company pursuant to which any Third Party proposes to acquire beneficial ownership of any equity securities of the Company or of the entity surviving such merger, consolidation or other business combination, (iii) a proposal for any other transaction or series of related transactions (including any license) pursuant to which any Third Party proposes to acquire control of any assets of the Company (other than a proposal to acquire inventory in the ordinary course of business consistent with past practices), or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (c) The Sellers and the Company will, and the Company will cause its Representatives to, promptly cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company or Sellers will promptly notify Buyer if it receives any proposal, inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal.

     (d) Notwithstanding the foregoing, no provision of this Section 6.5 shall be construed (i) to prohibit any of the Company, Sellers or their respective Representatives from responding to any proposal, inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal for the purpose of advising the Person making such proposal, inquiry or request of the Company's and Sellers' obligations under this Section 6.5 or (ii) to require any of the Company, Sellers or their respective Representatives to disclose to Buyer any terms and conditions of any such proposal, inquiry or request, including the identity of the party making an Acquisition Proposal.



                                       xxxvii

     6.6 Notice of Developments--Company and Seller. The Company shall give prompt written notice to Buyer of any development (but in no event later than five (5) Business Days after the Company becomes aware of any such development) causing, or which would reasonably be expected to cause, a breach of any of the Company's representations and warranties set forth in Article III above, and Sellers shall give prompt written notice to Buyer of any development (but in no event later than five (5) Business Days after any Seller becomes aware of any such development) causing, or which would reasonably be expected to cause, a breach of any of Sellers' representations or warranties set forth in Article IV above. No disclosure by the Company or any Seller pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty by the Company or any Seller.

     6.7 Consents. The Company and Sellers shall use their commercially reasonable efforts to obtain as soon as practicable after the date hereof, and in any event prior to the Closing Date, all third-party Consents (including those identified on Schedules 3.2(b), 3.2(c) or 4.2), and give, as soon as practicable after the date hereof, all third-party notices, in each case which may be required under any instruments, Contracts, commitments, or arrangements in connection with the consummation of the transactions contemplated hereby, and Buyer shall reasonably cooperate with the Company and Sellers in assisting them to obtain such third-party Consents and to deliver such third-party notices; provided, however, that nothing herein shall be deemed to require Buyer to incur any costs or expenses in connection with such cooperation; and provided, further, that nothing herein shall be deemed to require Sellers or the Company to pay any material costs or pay any consent fees required in connection with obtaining such third-party consents, approvals or the giving of such notices, including, without limitation, any fees or other amounts payable under any Contract in connection with the transactions contemplated hereby.

     6.8. Shareholders Agreements. Between the date hereof and the Closing Date, Sellers and the Company shall terminate that certain Shareholders Agreement by and among certain of Sellers and the Company, dated as of July 29, 1994, on terms and conditions reasonably satisfactory to Buyer and with no further obligation or liability of the Company or any other party thereto.

     6.9 Termination of 401(k) Plan. Unless Buyer directs the Company otherwise in writing no later than five (5) Business Days prior to the Closing Date, the Company's Board of Directors shall adopt resolutions terminating, effective at least one (1) day prior to the Closing Date, any benefit plan which is intended to meet the requirements of section 401(k) of the IRC (each such benefit plan, a "401(k) Plan"). At the Closing, the Company shall provide Buyer with (i) executed resolutions of the Company Board of Directors authorizing such termination and (ii) an executed copy of any necessary amendment to each such 401(k) Plan in a form reasonably satisfactory to Buyer that is intended to assure compliance with all applicable requirements of the IRC and the regulations thereunder.



                                       xxxviii

                                   ARTICLE VII

                               COVENANTS OF BUYER

     7.1 Reasonable Efforts; Required Approvals.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the Company and Sellers in doing, all things necessary, proper or advisable by applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. As promptly as practicable after the date of this Agreement, Buyer shall use its commercially reasonable efforts to make all filings required by Legal Requirements to be made by them to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Buyer shall reasonably cooperate with the Company and Sellers with respect to all filings that the Company and Sellers reasonably elect to make or are required by Legal Requirements to be made in connection with the transactions contemplated herein. Buyer shall (i) reasonably cooperate with the Company and Sellers in assisting them to obtain the consents referred to in
Section 6.7 hereof, including those consents identified on Schedules 3.2(b), 3.2(c) and 4.2; provided that nothing herein shall be deemed to require Buyer to incur any costs or expenses in connection with the obtaining of such consents; and (ii) exercise its commercially reasonable efforts to obtain all consents identified in Schedule 5.2(b), provided that nothing herein shall be deemed to be a condition to the Closing and the failure to obtain any such consents shall not delay the Closing.

     (b) Buyer shall use its commercially reasonable efforts to satisfy or cause to be satisfied, in the most expeditious manner practicable, all of the conditions precedent that are set forth in Article IX, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Buyer, at the reasonable request of the Company or Sellers, shall promptly execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated by this Agreement.

     7.2 WARN Act. In the event Buyer discontinues all or part of the operations of the Company and/or fails to employ or discontinues the employment permanently or temporarily of any Company employees on and after the Closing Date, Buyer shall be liable and responsible for compliance with and liability under the Federal Worker Adjustment and Retraining Act by the Company and any similar state or local law or ordinance.

     7.3 Notice of Developments-Buyer. Buyer shall give prompt written notice to the Company and Sellers of any development (but in no event later than five (5) Business Days after Buyer becomes aware of any such development) causing, or which would reasonably be expected to cause, a breach of any of or Buyer's representations and warranties set forth in Article V above. No disclosure by Buyer pursuant to this Section 7.3, however, shall be deemed to amend or supplement Schedule 5.2(b) annexed hereto or to prevent or cure any misrepresentation or breach of warranty by Buyer.



                                       xxxix

     7.4 Financing. Buyer shall use its commercially reasonable efforts to obtain financing from one or more lenders as necessary for Buyer to pay (i) the Preliminary Purchase Price payable at the Closing, (ii) all related fees and expenses payable by or on behalf of Buyer in connection with the transactions contemplated herein, and (iii) any other amounts (including retirement of the SunTrust Obligations) necessary for the consummation of the transactions contemplated herein (such financing referred to herein as the "Financing") and to satisfy the conditions of the lender extending the Financing.

     7.5 SunTrust Obligations. Buyer shall use its commercially reasonable efforts to pay SunTrust, at or prior to the Closing, for the benefit of SunTrust and the other lenders party to the SunTrust Credit Agreement, in the amount set forth in the payoff letter referenced in Section 2.5(a)(iv) hereof as shall fully satisfy the SunTrust Obligations.

                                  ARTICLE VIIA

                              ADDITIONAL COVENANTS

     7A.1 Noncompetition and Nonsolicitation. Jonathan N. Meyer hereby agrees that:

     (a) During the period from the Closing Date to and  including (i) the fifth
(5th)  anniversary  of the  Closing  Date in each of the  states  set  forth  in
Schedule 7A.1(i), and (ii) the third (3rd) anniversary of the Closing Date in any other state set forth in Schedule 7A.1(ii) and not set forth on Schedule 7A.1(i), provided, however, that such three (3) year period shall be extended to a period of five (5) years in any such state where Buyer shall have commenced operations at any time prior to the expiration of such three (3) year period (in each case, the "Noncompete and Non-Solicitation Period"), he shall not, directly or indirectly, own any interest in, manage, control, participate in (whether as an owner, operator, manager, consultant, officer, director, employee, investor, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business that is being conducted by the Company as of the Closing Date. Notwithstanding the foregoing, nothing herein shall prohibit him from being a passive owner of not more than two percent (2%) of the outstanding publicly traded equity securities of an entity that engages in such business, so long as he has no active participation in the business of such entity.

     (b) During the Noncompete and Non-Solicitation Period, he shall not directly or indirectly through another entity (a) induce any employee of the Company to leave the employ of the Company, or materially interfere with the employment relationship between the Company and any employee thereof, (b) hire any person who then is, or was at anytime during the immediately preceding one year period, an employee of the Company, or (c) induce any customer, supplier, licensee, licensor, franchisee or lessor of the Company to cease doing business with the Company, or materially interfere with the relationship between any such customer, supplier, licensee, licensor or franchisee and the Company (including, without limitation, by making any false or disparaging statements about the Company).

     (c) The parties hereto acknowledge and agree that the covenants set forth in this Section 7A.1 are reasonable with respect to period, geographical area and scope. Notwithstanding anything in this Section 7A.1 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this
Section 7A.1 found by a final order of a court of competent  jurisdiction  to be xl
unreasonable or otherwise unenforceable under circumstances then existing, the parties agree that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties hereto that the restrictions contained herein shall be effective to the fullest extent permissible. Jonathan
N. Meyer acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Section 7A.1 and that, in such event, Buyer, the Company or their respective permitted successors or assigns shall, in addition to any other rights and remedies existing in its favor, be entitled to seek specific performance, injunctive and/or other relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Section 7A.1 (including tolling the Noncompete and Non-Solicitation Period as set forth below), provided that he is found to have been in violation of the provisions of this Section 7A.1. Any injunction that may be determined by a court of competent jurisdiction to be available shall not require the posting of my bond or other security by Buyer and the Company or their respective successors or assigns. In the event of an alleged breach or violation by Jonathan N. Meyer of any of the provisions of this Section 7A.1, the Noncompete and Non-Solicitation Period will be tolled for him until such breach or violation is resolved; provided, however, that if he is found to have not violated the provisions of this Section 7A.1, then the Noncompete and Nonsolicitation Period will not be deemed to have been tolled. Jonathan N. Meyer agrees that the restrictions contained in this Section 7A.1 are reasonable in all respects and are necessary to protect the goodwill of the Company's business.

     7A.2 Confidentiality.

     (a) Each of Sellers and, prior to the Closing Date, the Company, agree to use their respective commercially reasonable efforts to maintain the confidentiality of all proprietary and other non-public information regarding the Company, except as required to file tax returns and as required by Legal Requirement, and to turn over to Buyer at the Closing all such materials (and all copies thereof) they have in their possession. In the event of the breach of any of the provisions of this Section 7A.2, Buyer, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief (without the posting of bond or other security) in order to enforce or prevent any violations of the provisions hereof.

     (b) In the event that any party hereto reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 7A.2, the disclosing party will (i) to the extent permitted by such applicable law, provide the other parties with prompt notice before such disclosure in order that such other parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) provide reasonable cooperation to the other parties in attempting to obtain such order or assurance. The provisions of this Section 7A.2 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable party bound hereunder or its Affiliates.

     7A.3 Regulation S-X Compliance. Following the Closing Date, Sellers shall use their commercially reasonable efforts to provide any and all information,



                                       xli
including, without limitation, work papers and work product and to communicate and cooperate with the Company's Accountants to provide all such information, which Buyer reasonably requests in order for Buyer to cause the financial statements delivered to Buyer pursuant to this Agreement to comply with Section 3-05 of Regulation S-X and otherwise necessary in connection with Buyer complying with its reporting obligations under the Securities Exchange Act of 1934, as amended. Furthermore, Sellers agree that upon the reasonable request of Buyer, they shall cooperate with the Company's Accountants to assist Buyer in preparing whatever financial information or financial statements Buyer reasonably requests in furtherance of this Section 7A.3. Buyer shall pay all reasonable fees and expenses incurred by Sellers in connection with responding to Buyer's request under this Section 7A.3. For the avoidance of doubt, Sellers and Buyer acknowledge and agree that Sellers shall have no obligation to pay any cost, fees or expenses incurred following the Closing Date by the Company or Buyer in connection with the preparation of the Company's financial statements to comply with Section 3-05 of Regulation S-X or otherwise necessary in connection with Buyer complying with its reporting obligations under the Securities Exchange Act of 1934, as amended. It being understood that any such expense incurred or accrued prior to the Closing Date shall be borne solely by the Company.


                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

     8.1 Accuracy of Representations. Each of the representations and warranties of Company and Sellers contained in this Agreement or in any certificate delivered to Buyer in connection herewith shall be true and correct (but determined in each case, other than with respect to Section 3.8, without giving effect to any qualifications therein referencing the terms "material" or "Material Adverse Effect" or other terms of similar import or effect) when made as of the Closing (with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of a specified date, which shall be true and correct as of such date), except where all failures of such representations and warranties to be so true and correct have not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company or Buyer.

     8.2 Covenants. Each of the covenants and other agreements contained in this Agreement to be complied with by the Company or Sellers on or before the Closing Date shall have been complied with in all respects, except where all failures to so comply with such covenants and agreements in the aggregate have not resulted, and would not reasonably be expected to result, in any material adverse effect on the ability of any Seller, the Company or Buyer to consummate the transactions contemplated in this Agreement.

     8.3 Consents. Each of the Consents identified on Exhibit B hereto shall have been obtained by the Company or Sellers on terms and conditions reasonably acceptable to Buyer and shall be in full force and effect.

     8.4 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary,



                                       xlii
preliminary or permanent) issued by any Governmental Body of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated under this Agreement on the same terms and conferring on Buyer all the rights and benefits as contemplated herein; and there shall not be any Legal Requirement or Order enacted, entered or enforced which makes the consummation of the transactions contemplated by this Agreement on the same terms and conferring on Buyer all the rights and benefits as contemplated herein illegal.

     8.5 Management Employment Agreement. The Management Employment Agreement between Buyer and GARY YACOUBIAN shall be in full force and effect.

     8.6 Closing Deliveries. Buyer shall have received each of the deliveries set forth in Section 2.5(a) hereto.

     8.7 Financing.  The Financing shall have been obtained  pursuant to Section
7.4 of this Agreement.

     8.8 Opinion. Buyer shall have received from Hogan & Hartson L.L.P., counsel for Sellers and the Company, an opinion addressed to Buyer and dated as of the Closing Date and in the form attached as Exhibit F hereto.

     8.9 FIRPTA Affidavit. Buyer shall have received from the Company a certificates of non-foreign status complying with Treasury Regulation section 1.1445-2(b).

     8.10 Certificates. The Company shall have delivered to Buyer: (i) a copy of the certificate of incorporation of the Company, certified by the Secretary of State of the District of Columbia; (ii) a certificate of good standing for the Company from the District of Columbia; (iii) certificates of good standing or qualification for each jurisdiction set forth in Schedule 2.5(xi), with respect to each of (i)-(iii) above, such certificates to be dated no more than five days prior to the Closing Date; and (iv) a certificate, dated as of the Closing Date and executed by the Secretary of the Company, certifying to (A) the incumbency of all officers executing this Agreement and/or any document contemplated hereby on behalf of the Company, (B) the accuracy and completeness of attached copies of the Company's Organizational Documents, (C) the resolutions of the Board of Directors and requisite stockholders of the Company authorizing and approving the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

     8.11 338(h)(10) Election. Each Seller shall deliver to Buyer a properly completed and executed Internal Revenue Service Form 8023 and any other forms and documents necessary to make the 338(h)(10) Election.

     8.12 Termination of Shareholder Agreements. The Company and Sellers shall have fully complied with the covenants set forth in Section 6.8 hereto.

     8.13 JM Holdings Lease. The Tyson's Corner Lease between JM Holdings, LLC and the Buyer, relating to the "Tyson's Corner" premises and attached hereto as Exhibit C shall be in full force and effect.

     8.14 Release of Guarantees. All guarantees (or similar instruments), relating to the Ed Meyer Note shall have been terminated, and, with respect to xliii
the guarantees relating to the Tyson's Corner premises, SunTrust shall have agreed to terminate all guarantees relating to the Tyson's Corner premises at the Closing.

     8.15 Escrow Agreement. The Escrow Agreement by and among the Buyer, the Escrow Agent and Sellers shall be in full force and effect.

     8.16 Joinder of Remaining Stockholders. Each of the Remaining Stockholders shall have become a party to this Agreement as a Seller.



                                       xliv

                                   ARTICLE IX

       CONDITIONS PRECEDENT TO COMPANY'S AND SELLERS' OBLIGATION TO CLOSE

The Company's and Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing, as applicable, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Company and on behalf of all Sellers, in whole or in part):

     9.1 Accuracy of Representations. Each of the representations and warranties of Buyer contained in this Agreement or in any certificate delivered to the Company or Sellers in connection herewith shall be true and correct (but determined in each case without giving effect to any qualifications therein referencing the terms "material" or "Material Adverse Effect" or other terms of similar import or effect) when made as of the Closing (with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of a specified date, which shall be true and correct as of such date), except where all failures of such representations and warranties to be so true and correct have not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company or Sellers.

     9.2 Covenants. Each of the covenants and other agreements contained in this Agreement to be complied with by Buyer on or before the Closing Date shall have been complied with in all respects, except where all failures to so comply with such covenants and agreements in the aggregate have not resulted, and would not reasonably be expected to result, in a Material Adverse Effect on Sellers or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

     9.3 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Governmental Body of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated under the this Agreement on the same terms and conferring on the Company and Sellers all the rights and benefits as contemplated herein; and there shall not be any Legal Requirement or Order enacted, entered or enforced which makes the consummation of the transactions contemplated by this Agreement on the same terms and conferring on the Company and Sellers all the rights and benefits as contemplated herein illegal.

     9.4 Releases. The Company and Sellers shall have received the Yacoubian Release and the Ed Meyer Release and each of such releases shall be in full force and effect.



                                       xlv

                                    ARTICLE X

                                   TERMINATION

     10.1 Termination Events. This Agreement may, by notice given prior to the Closing, be terminated:

     (a) by Buyer if Buyer is not in breach of its obligations of this Agreement, and if (i) at any time that the Company or any Seller is in material breach of any of the representations and warranties such that Section 8.1 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 10.1(a)) or (ii) there has been a material breach on the part of the Company or any Seller of any of their covenants or agreements contained in this Agreement such that Section 8.2 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 10.1(a)), and in both case (i) and case (ii) hereof, such breach has not been waived, provided that written notice has been given to the breaching party of the intention of the non-breaching party to terminate under this Section 10.1(a) due to such breach and the breaching party has not cured such breach within thirty (30) days of receipt of such notice, or if such breach is unable to be cured within such 30-day period, the breaching party has made commercially reasonable efforts to cure such breach and such breach is cured not later than forty-five (45) days after notice thereof;

     (b) by either the Company or the Sellers if neither the Company nor Sellers is in breach of its obligations of this Agreement, and if (i) at any time that Buyer is in material breach of any of the representations and warranties such that Section 9.1 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 10.1(b)) or (ii) there has been a material breach on the part of Buyer of any of their covenants or agreements contained in this Agreement such that Section 9.2 would not be satisfied (treating such time as if it were the Closing time for purposes of this Section 10.1(b)), and in both case (i) and case (ii) hereof, such breach has not been waived, provided that written notice has been given to the breaching party of the intention of the non-breaching party to terminate under this Section 10.1(a) due to such breach and the breaching party has not cured such breach within thirty (30) days of receipt of such notice, or if such breach is unable to be cured within such 30-day period, the breaching party has made commercially reasonable efforts to cure such breach and such breach is cured not later than forty-five (45) days after notice thereof;

     (c) by mutual written consent of Buyer, the Company and the Sellers;

     (d) by either Buyer, the Company or the Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply with its material obligations under this Agreement) on or before June 7, 2007, or such later date that the parties may agree upon in writing provided that if the Agreement is terminated by any of Buyer, the Company or the Sellers on or after June 7, 2007 ("Financing Termination Date") due to the failure of Buyer to secure the Financing, Buyer shall immediately pay the Company an amount equal to the accounting and legal expenses incurred by the Company and Sellers in connection with this Agreement and transactions contemplated hereby, up to an amount not to exceed $300,000 (the "Financing Delay Fee"); provided, however that if Buyer has previously paid the Financing Termination Fee, then Buyer, in its sole discretion, may elect at any time on or prior to June 7, 2007 to extend the Financing Termination Date to July 7, 2007;



                                       xlvi
and, provided, further that if the Closing occurs prior to July 7, 2007, such Financing Delay Fee shall be credited against the Base Purchase Price; or

     10.2 Effect of Termination. Each party's right of termination under Section
10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the provisions of this Section 10.2, Section 10.1(d), Section 7A.2 and Article XIV will survive after such termination; provided that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

     10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by Buyer, the Company and Sellers.


                                   ARTICLE XI
        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     11.1 Representations and Warranties. All representations and warranties in this Agreement shall expire on the date which is twenty-four (24) months after the Closing Date, with the exception of (i) the representations and warranties set forth in Sections 3.10 (Taxes) and 3.11 (Employee Benefits) (collectively, the "Fundamental Representations"), which shall survive the Closing Date and remain in full force and effect until 60 days after the expiration of their respective statutes of limitation (including any extension or waiver of such periods); and (ii) representations and warranties related to Sections 3.26
(Systems LLC) and 4.3 (Ownership of Shares), which representations and warranties shall remain in full force and effect forever.

     11.2 General. Neither Buyer nor any Seller shall have any liability whatsoever with respect to any claim for breach of a representation or warranty, brought after the respective expiration dates set forth in this Article XI, except in the case of fraud or willful misconduct. All covenants and obligations under this Agreement shall survive until 60 days after the expiration of their respective statutes of limitation (including any extension or waiver of such periods) unless otherwise limited by the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, all obligations and agreements related or attributable to Taxes and Tax Returns should survive until 60 days after the applicable statute of limitations for such Tax or Tax Return (taking into account any extension or waiver) to which such agreement or obligation relates.


                                   ARTICLE XII

                                 INDEMNIFICATION

     12.1 Indemnification and Payment of Damages by Sellers.

     (a) Representations, Warranties and Covenants. After the Closing, except as limited by Article VII hereof, and subject to the further provisions of this xlvii

Article XII and Sections 12.1 and 12.5 hereof, each Seller shall, jointly and severally, protect, defend, indemnify, and hold Buyer, and its Affiliates
("Buyer Indemnified Persons") harmless from and against any and all Damages sustained, incurred or suffered by or asserted against any of them, directly or indirectly, as a result of or relating to or arising out of: (i) any breach of any representation or warranty made by Sellers or the Company in this Agreement or in any certificate delivered to Buyer in connection herewith (in each case, other than with respect to Section 3.8, determined without giving effect to any qualifications therein referencing the terms "material" or "Material Adverse Effect" or other terms of similar import or effect) or (ii) any breach by any Sellers of any covenant or obligation of any Sellers in this Agreement or any breach by the Company of any pre-Closing covenant or pre-Closing obligation of the Company in this Agreement. Notwithstanding anything to the contrary in this Agreement (i) no investigation Buyer shall affect the representations and warranties of Seller and the Company under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to Buyer in connection with the transactions contemplated hereby and (ii) such representations and warranties shall not be affected or deemed waived by reason of the fact that Buyer knew or should have known that any of the same is or might be inaccurate in any respect. Except as otherwise provided herein, any assertion by Buyer that Sellers are liable under the terms of this Section 12.1(a) must be made by Buyer in writing specifying in reasonable detail the Damages with respect to such claim and must be sent to Sellers on or prior to the expiration of the survival period of the particular representation, warranty or covenant as provided in Article VII hereof.

     (b) Supplemental  Tax  Indemnification.  Notwithstanding  the provisions of
Section 12.1(a) and in addition thereto (without duplication), Sellers shall be obligated to indemnify Buyer with respect to Taxes and Tax Returns as set forth in Section 12.1 hereof. All such indemnification obligations related to Taxes shall be treated as Tax Claims for purposes of the survival provisions of
Article XI, and shall not be subject to the $100,000 threshold (the "$100,000 Threshold") or the Cap (each, as referred to or defined hereinafter in Section 12.4(a)) limitations that are set forth in Section 12.4(a) hereof. Sellers' indemnification obligations with respect to Taxes and Tax Returns, while not subject to the limitations set forth in Section 12.4(a) hereof, shall nevertheless be subject to the other provisions related to indemnification that are set forth in Sections 12.4(b) and (c) and 12.3 through 12.13 hereof. For purposes of clarification, any and all references to "Damages" found within
Section 12.4(b) and (c) and 12.3 through 12.13 hereof shall include Damages for which a Tax Claim is asserted by Buyer hereunder.

     12.2 Indemnification and Payment of Damages by Buyer. After the Closing, Buyer will protect, defend, indemnify and hold Sellers and their Affiliates ("Seller Indemnified Persons") harmless from and against any and all Damages sustained, incurred or suffered by or asserted against any of them, directly or indirectly, as a result of or relating to or arising out of: (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered to Sellers, and in any certificate delivered to the Company pre-Closing, in connection herewith (in each case, determined without giving effect to any qualifications therein referencing the terms "material" or "Material Adverse Effect" or other terms of similar import or effect) or (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement or any breach by the Company of any post-Closing covenant or post-Closing obligation under this Agreement. Except as otherwise provided herein, any assertion by Sellers that Buyer is liable under the terms of this Section 12.2 must be made by Sellers in writing specifying in reasonable detail the Damages with respect xlviii
to such claim and must be sent to Buyer on or prior to the expiration of the survival period of the particular representation, warranty or covenant as provided in Article VII hereof.

     12.3 Indemnitee's Tax Benefits. Indemnification payments under this Article XII and Section 11.1 hereof shall be paid by the indemnifying party without reduction for any Tax benefits available to the indemnified party with respect to Damages.

     12.4 Limitations.

     (a) No claims for breaches of representations, warranties, covenants or obligations may be brought after the time limitations set forth in Article XI. Notwithstanding anything herein to the contrary, other than with respect to a claim arising out of fraud or willful misconduct, no party shall have any obligation to indemnify the other hereunder, unless (except with respect to a claim arising out of Section 12.1(a)(ii), or except with respect to a breach of any Fundamental Representation, or with respect to a Tax Claim) the amount of Damages sustained or incurred by such party with respect to all claims (with claims arising out of the same event or set of factual circumstances being aggregated (a "Claim")) exceeds $100,000, in which case the indemnified party shall be entitled to $100,000 plus any additional Damages sustained or incurred by such indemnified party with respect to all Claims by such indemnified party pursuant to this Agreement up to (but not in excess of) a maximum aggregate indemnity for such Damages of an amount equal to $1,000,000 (the "Cap"). For the avoidance of doubt, except with respect to a claim arising out of (a) Section 12.1(a)(ii); (b) fraud or willful misconduct, or with respect to a breach of;
(c) any Fundamental Representation; or (d) with respect to a Tax Claim, the amount of Damages sustained or incurred with respect to any Claims, (i) once any indemnifying party has indemnified an indemnified party in an amount equal to the Cap, no further Claims for indemnification against such party shall be permitted, (ii) the total aggregate indemnification liability of Sellers collectively under this Agreement shall in no event exceed $1,000,000, and (iii) the total aggregate indemnification liability of Buyer under this Agreement shall in no event exceed $1,000,000. Notwithstanding the provisions of this
Article XII, except with respect to a breach of any Fundamental Representation, or Tax Claims or in the case of fraud or willful misconduct, no indemnifying party shall have any indemnification obligations for Claims for Damages where such Damages are less than $5,000 per Claim (the "$5,000 Deductible") and in such case where such Damages exceed the $5,000 Deductible the indemnifying party shall only be obligated for the Damages on such Claim in excess of the $5,000 Deductible. Notwithstanding the provisions of this Article XII, except with respect to a breach of any Fundamental Representative or Tax Claims or in the case of fraud or willful misconduct, after the attainment of the $100,000 Threshold, no indemnifying party shall have any indemnification obligations for Claims where such Damages are less than $2,500 per Claim (the "$2,500 Deductible") and in such case where such Damages exceed the $2,500 Deductible the indemnifying party shall only be obligated for the Damages in excess of the $2,500 Deductible.

     (b) The  indemnification  obligations  of  Sellers  under  Article  XII and
Section 13.1 shall be satisfied by the following means:



                                       xlix

     (i) first, recourse against such monies as are on deposit in the Escrow Account; and

     (ii) second, upon the exhaustion or unavailability of the Escrow Account, the exercise by any Buyer Indemnified Person of such Buyer Indemnified Person's indemnification rights through direct personal recourse against Sellers individually; provided, however, that (A) no Buyer Indemnified Person shall be entitled to indemnification by any Seller pursuant to this Agreement unless notice of the indemnification claim is given to the Sellers prior to the date of termination of the applicable survival period specified in Article VII, and (B) no Buyer Indemnified Person shall be entitled to receive payment pursuant to any of the rights set forth in subsection (ii) above unless and until all monies on deposit in the Escrow Account have been paid out or released or are the subject of pending or unresolved claims for payment of such monies pursuant to the exercise of rights under this Agreement.

     (c) Notwithstanding anything herein to the contrary, in no event shall an indemnifying party be liable under this Article XIII for any indirect, punitive, exemplary, special or consequential damages.

     12.5 Distribution from Escrow Account to Sellers. On May 31, 2008, the Escrow Agent shall deliver any remaining amounts in the Escrow Account to Sellers based on each Seller's Ownership Percentage, less amounts that would be necessary to satisfy any then pending and unsatisfied or unresolved claims specified in any Escrow Claim Notice previously delivered to the Escrow Agent if such claims were resolved in favor of Buyer, and less any applicable withholding tax. Amounts not distributed under the foregoing in respect of pending and unsatisfied or unresolved claims shall remain in the Escrow Account until the related claims have been resolved or until any such portion of such amounts is determined pursuant to Section 12.8 to be no longer necessary to satisfy such claims. As soon as all such claims have been resolved or any such portion of such amounts is determined pursuant to Section 12.8 to be no longer necessary to satisfy such claims, the Escrow Agent shall deliver to Sellers based on each Seller's Ownership Percentage the remaining portion of such undistributed amount, if any, not required to satisfy such claims (less any applicable withholding tax).

     12.6 Claims upon Escrow Account. Upon receipt by the Escrow Agent on or before the close of business on May 31, 2008 of a notice from Buyer Indemnified Person (an "Escrow Claim Notice"),

     (a) stating  that an  indemnification  claim or claims  pursuant to Section
12.1 or any other provision of this Agreement that permits payment to be made out of the Escrow Account is being made; and

     (b) specifying in reasonable detail the Damages in respect of the claim,

the Escrow Agent shall, subject to the provisions of Article VII, Sections 12.4,
12.7 and 12.8, deliver to Buyer (as nominee and on behalf of such Buyer Indemnified Person) out of the Escrow Account, as promptly as practicable, cash held in the Escrow Account in an amount equal to such Damages. Cash contributed to the Escrow Account in accordance with Section 2.6 hereof shall be delivered



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
to Buyer out of the Escrow Account pro rata based on each Seller's Ownership Percentage, subject to the limitations set forth in Section 12.4.

     12.7 Objections to Claims upon the Escrow Account. At the time of delivery of any Escrow Claim Notice to the Escrow Agent, a duplicate copy of such Escrow Claim Notice shall be delivered to the Sellers, and, for a period of thirty (30) days after the receipt by the Escrow Agent of such Escrow Claim Notice, the Escrow Agent shall make no payment pursuant to Section 12.6 hereof unless the Escrow Agent shall have received written authorization signed by all Sellers to make such delivery prior to the end of such thirty (30) day period. After the expiration of such thirty (30) day period, even if the Escrow Agent has not received written authorization from Sellers, the Escrow Agent shall make payment in accordance with Section 12.6 hereof; provided that no such payment may be made if Sellers shall object in a written statement (describing the basis for any objection with reasonable specificity and signed by all Sellers) to the Claim made in the Escrow Claim Notice and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such thirty (30) day period.

     12.8 Resolution of Claims upon the Escrow Account.

     (a) In case Sellers shall so object in writing to any claim or claims by any Buyer Indemnified Person made in any Escrow Claim Notice, Sellers and such Buyer Indemnified Person shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Sellers and such Buyer Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall pay the amount set forth in such memorandum in accordance with the terms thereof.

     (b) If no such agreement can be reached after good faith negotiation, Buyer may institute proceedings in a court of competent jurisdiction (in accordance with Section 10.5) to resolve any such dispute, and each of Buyer Indemnified Person and Sellers shall seek to resolve such dispute in as expeditious a manner as practicable. In the case of any such proceeding, Buyer Indemnified Person and Sellers shall each be responsible for the payment of their own fees and expenses.

     12.9 Procedures for Indemnification -- Third Party Claims.

     (a) The following additional provisions shall apply with respect to any claims or demands by third parties (a "Third Party Claim") as to which any Buyer Indemnified Person seeks indemnification hereunder, except that claims or demands by Taxing Authorities for Taxes shall be governed by Section 13.10. Unless by written notice delivered by any Buyer Indemnified Person to Sellers within thirty (30) days after giving Sellers the applicable Escrow Claim Notice in respect of such Third Party Claim, or within thirty (30) days after notification by any Buyer Indemnified Person to the Sellers of a Buyer Indemnified Person's intent to seek indemnification in addition to any funds remaining in the Escrow Account or after the Escrow Account has been exhausted (a "Non-Escrow Claim Notice"), such Buyer Indemnified Person affirmatively


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


elects not to control the defense of such Third Party Claim (such notice, the "Non-Defense Election"), such Buyer Indemnified Person will defend, contest, negotiate or settle such Third Party Claim through counsel of its own selection (who shall be reasonably acceptable to Sellers), and Sellers shall cooperate with and assist such Buyer Indemnified Person in the defense of such claim or demand at Sellers' expense; provided, however, however, that (i) Sellers shall be entitled to participate in such defense, at their own expense, with counsel of their choosing and Buyer, such Buyer Indemnified Person and their counsel shall cooperate with Sellers in doing so, and (ii) such Buyer Indemnified Person will not settle, compromise, or offer to settle or compromise any such Third Party Claim unless Sellers provide prior written consent signed by all Sellers, which consent will not be unreasonably withheld or delayed so long as (A) such settlement or compromise releases Sellers completely in connection with such Third Party Claim, with no statement as to or an admission of fault by or on behalf of Sellers and no monetary or nonmonetary relief granted by or imposed upon Sellers and (B) no indemnification under this Article VIII is sought by any Buyer Indemnified Person in connection with the Third Party Claim covered by the settlement. In the event indemnification is sought in connection with such settlement, Sellers may withhold such prior written consent in their sole and absolute discretion, and in the event a Buyer Indemnified Person enters into such a settlement without Sellers' prior written consent, no indemnification shall be permitted with respect to such settlement.

     (b) If the Buyer Indemnified Person delivers a Non-Defense Election to Sellers within thirty (30) days after giving the Sellers the applicable Escrow Claim Notice or Non-Escrow Claim Notice in respect of such Third Party Claim, Sellers at their own expense shall be entitled to defend, contest, negotiate or settle such Third Party Claim if Sellers provide written notice signed by all Sellers to the Buyer Indemnified Person within forty-five (45) days after receiving the applicable Escrow Claim Notice or Non-Escrow Claim Notice in respect of such Third Party Claim that Sellers elect to control the defense of such Third Party Claim (such notice, a "Sellers Defense Election"), and in the event of such a Sellers Defense Election, Buyer and the Buyer Indemnified Person shall cooperate with and assist Sellers in the defense of such Third Party Claim. In the event that Sellers have assumed the defense of any Third Party Claim, then Sellers shall have complete authority to control the defense of such Third Party Claim and to settle, compromise, or offer to settle or compromise such Third Party Claim, and the Buyer Indemnified Person shall have no power or authority to object to any such settlement or compromise. If the Buyer Indemnified Person delivers the Non-Defense Election to Sellers within thirty
(30) days after giving Sellers the applicable Escrow Claim Notice or Non-Escrow Claim Notice in respect of such Third Party Claim, and Sellers do not deliver a Sellers Defense Election within forty-five (45) days after receiving the applicable Escrow Claim Notice or Non-Escrow Claim Notice in respect of such Third Party Claim, then the Buyer Indemnified Person shall have complete authority to control the defense of such Third Party Claim and to settle, compromise, or offer to settle or compromise such Third Party Claim, and Sellers shall have no power or authority to object to any such settlement or compromise.

     (c) In the event such Buyer Indemnified Person chooses to defend, contest, negotiate or settle a Third Party Claim through counsel of its own selection pursuant to Section 12.9(a), it shall do so at its own expense, and such expense shall not be subject to indemnification by Sellers pursuant to this Article XII.



                                       lii

     12.10 Sellers' Remedy. Each Seller hereby agrees that it shall not (and shall cause its Affiliates not to) directly or indirectly make any claim for indemnification or contribution against Buyer, the Company or any of their respective Affiliates by reason of the fact that any Seller or any Affiliate of any Seller is or was a stockholder, director, manager, officer, employee or agent of the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates as a partner, manager, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Buyer or any of its Affiliates against Sellers pursuant to this Agreement. In no event shall the Company or any of its Affiliates have any liability whatsoever to any Seller (or any Affiliate of any Seller) for breaches of the representations, warranties, agreements or covenants of such Seller or the Company, hereunder, and no Seller shall (and each shall cause its Affiliates not to) in any event seek contribution from the Company or any of its Affiliates in respect of any payments required to be made by any Seller pursuant to this Agreement.

     12.11 Tax Treatment. All indemnification payments shall constitute adjustments to the Final Purchase Price for all Tax purposes, and no party hereto shall take any position inconsistent with such characterization, unless a final determination by any Governmental Body causes any such amount not to constitute an adjustment to the Final Purchase Price for Tax purposes.

     12.12 Manner of Payment. Subject to Section 12.4(b) of this Agreement, any indemnification of Buyer or any Seller hereunder shall be effected by wire transfer of immediately available funds from Sellers or Buyer, as the case may be, to an account(s) designated by Buyer or Sellers, as the case may be, within ten (10) days after the determination thereof.

     12.13 Matters Related to the Sellers.

     (a) All  actions,  decisions  and  instructions  of the Sellers  under this
Article VIII shall be made collectively and unanimously by all Sellers, and when made in such manner, shall be conclusive and binding upon all Sellers and no Seller shall have any claim or cause of action against Sellers, and Sellers shall have no liability to any other Seller, for any action taken, decision made or instruction given by Sellers in connection with the Escrow Agreement or this Agreement, except in the case of own fraud or willful misconduct.

     (b) Subject to applicable privileges, Buyer and its Affiliates shall provide Sellers reasonable access, subject to appropriate confidentiality restrictions, to information of and concerning any indemnity claims against the Sellers pursuant to Section 11 of this Agreement (a "Buyer Indemnity Claim") which is in the possession or control of Buyer or any of its Affiliates and, after the Closing Date, the reasonable assistance of the Company's then officers and employees for purposes of performing Sellers' duties under this Agreement or the Escrow Agreement and exercising their rights under this Agreement and the Escrow Agreement, including for the purpose of evaluating any Buyer Indemnity Claim by Buyer Indemnified Person; provided that, Sellers shall treat confidentially and not, except as reasonably necessary in connection with liii
enforcing their rights hereunder or under the Escrow Agreement, disclose any nonpublic information from or concerning any Buyer Indemnity Claim to anyone (except to the Sellers' attorneys, accountants or other advisers and on a need-to-know basis to other individuals who agree to keep such information confidential; provided that, in each such case Sellers shall be responsible for any disclosure by any of the foregoing).

     (c) Sellers shall be entitled to rely upon any document or instrument reasonably believed by them to be genuine, accurate as to content and signed by any other Seller or by Buyer or its Affiliates or the Escrow Agent. The Sellers may assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

                                  ARTICLE XIII

                                   TAX MATTERS

The following provisions shall govern the allocation of responsibility for, and the rights and remedies of Buyer and Sellers with respect to, certain Tax matters:

     13.1 Tax  Indemnification.  Subject to Sections 12.1(b),  12.3, 12.4(b) and
12.5 through 12.13 hereof, each Seller shall, jointly and severally, protect, defend, indemnify, and hold Buyer and its Affiliates harmless from and against
(i) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and, with respect to all Straddle Periods, the portion of such periods through the end of the Closing Date determined in accordance with Section 13.2 (a "Pre-Closing Tax Period"), (ii) all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing Date,
(iii) all Taxes of any member of an Affiliated Group of which the Company (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation ss.1.1502-6 (or any analogous or similar state, local, or foreign law or regulation), and (iv) any Taxes imposed under IRC ss.1374 (and any corresponding provision of state or local law). Sellers shall reimburse Buyer for any Taxes of the Company or any Subsidiary which are the responsibility of Sellers pursuant to this Section 13.1 at least five (5) days prior to the later of: (i) the proposed payment of such Taxes by Buyer or the Company and (ii) the deadline for paying such Taxes.

     13.2 Straddle Period. In the case of any Tax period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of Taxes based on or measured by net income, gains, sales, transfers, expenditures, wages, salaries or other compensation for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of any other Taxes for a Straddle Period which relate to a Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days for the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.



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

     13.3 S Corporation Status. Sellers will not revoke and will not cause the Company to revoke its election to be taxed as an S corporation within the meaning of IRC ss.ss. 1361 and 1362 (and corresponding provisions of state and local law). Sellers will not, and will cause the Company to not, take or allow any action to be taken that would result in the termination of the Company's status as a validly electing S corporation within the meaning of IRC ss.ss. 1361 and 1362 (and any corresponding provisions of state or local law). To the extent permitted by applicable law, Sellers shall include all income, gain, loss, deduction or other Tax items for Tax periods ending on or prior to the Closing Date on their Tax returns.

     13.4 Tax Periods Ending On or Before the Closing Date. (a) Sellers shall prepare or cause to be prepared and shall file or cause to be filed (in a manner consistent with past custom and practice of the Company) all Tax Returns of the Company for all Tax periods ending on or before the Closing Date (each, a "Pre-Closing Tax Return"). At least thirty (30) days prior to filing any such Pre-Closing Tax Return, Sellers shall provide copies of such Pre-Closing Tax Return to Buyer for review and approval. Buyer shall advise the Sellers of any disagreement with items shown on such Pre-Closing Tax Returns within fifteen
(15) days following Buyer's receipt of such copies, in which event Sellers and Buyer shall cooperate to resolve any disagreement. In the event such disagreement is not resolved within fifteen (15) days following Buyer's notice to Sellers of such disagreement, then the matter shall be referred to an Independent Accounting Firm, which such Independent Accounting Firm shall be directed to decide the matter within ten (10) days after submission of the matter, and the determination of such Independent Accounting Firm shall be final and binding on all parties. Each Seller shall be responsible for and shall pay his or its pro rata share of one-half (1/2) of, and Buyer shall be responsible for and shall pay one-half (1/2) of, all fees and other costs of such Independent Accounting Firm.

     (b) Buyer shall cause the Company to prepare and file all Straddle Period Tax Returns. At least thirty (30) days prior to the filing of any such Tax Return, Buyer shall provide copies of such Straddle Period Tax Return to Sellers and the principles of Section 13.4(a) shall apply to this Section 13.4(b).

     13.5 IRC ss. 338(h)(10) Election. The Company and Sellers shall join with Buyer in making an election under ss. 338(h)(10) of the IRC (and any corresponding election under state, local and foreign Tax law) with respect to the purchase and sale of the Shares hereunder (collectively, a "338(h)(10) Election"). Sellers shall include any income, gain, loss, deduction or other tax items resulting from the 338(h)(10) Election on their Tax Returns to the extent required by applicable law. Sellers shall also pay any Tax imposed on the Company attributable to the making of the 338(h)(10) Election that would not be incurred absent the making of the 338(h)(10) Election, including any Tax imposed under IRC ss. 1374 (and any corresponding provisions of state or local law).

     13.6 Purchase Price Allocation. In conjunction with the delivery of the Pre-Closing Statement pursuant to Section 2.2(c), Sellers shall deliver to Buyer a schedule setting forth a good faith allocation of the Preliminary Purchase Price and the liabilities of the Company (plus other relevant items) in



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

accordance with the provisions of Section 338(h)(10) of the Code and the regulations thereunder. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports and forms, including IRS Form 8883, in a manner consistent with such allocation except as otherwise required by applicable law (and shall likewise prepare financial accounting reports in a manner consistent with such allocation); provided, however, that appropriate adjustments in a manner consistent with said schedule shall be made by the parties to reflect the Final Purchase Price (and any indemnification payments hereunder). Any dispute with respect to such allocation shall be settled by a nationally recognized accountant, mutually agreed upon by Sellers and Buyer.

     13.7 Cooperation on Tax Matters. Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such audit, litigation or other proceeding and making employees available on mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, Sellers, and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring any such books or records, and if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records (to the extent they pertain solely to the Company).

     13.8 Tax Sharing Arrangements. Sellers and the Company will cause all Tax sharing indemnification, allocation and similar agreements, if any, and all powers of attorney with respect or related to Taxes or Tax Returns that involve the Company to be terminated prior to the Closing Date and, after the Closing Date, the Company will not be bound thereby or have any liability thereunder.

     13.9  Transfer  Taxes.   Notwithstanding  Section  12.1(b)  and  any  other
provision of this Article XIII, the parties agree that all transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest thereon, "Transfer Taxes") incurred by the Company in connection with this Agreement shall be borne by Buyer. Buyer shall prepare at its own expense any Tax Returns relating to Transfer Taxes required to be filed by Buyer, and, if required by applicable law, any other party hereto will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation required to be filed by Buyer. Sellers shall cooperate with Buyer in filing any such Tax Return relating to Transfer Taxes.

     13.10 Audits and Contests Regarding Taxes. (a) Any party hereto who receives any notice of a pending or threatened Tax audit, assessment, or adjustment relating to the Company, or Sellers with respect to the Company, which may give rise to liability of another party hereto, shall promptly notify Buyer and Sellers within ten (10) Business Days of the receipt of such notice provided, however, that no failure or delay on the part of Buyer or the Company lvi
to notify Sellers shall relieve Sellers of any liability or obligation under this Agreement, except to the extent that Sellers are materially prejudiced as a consequence of such failure. The parties hereto each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect the liability of such other parties (including indemnity obligations hereunder).

     (b) Sellers shall have the right (but not the obligation) to represent the Company's interests in (and control) any Tax audit or administrative or judicial proceeding and to employ counsel of its choice, and at Sellers' expense, but reasonably satisfactory to Buyer, but only to the extent such audit or other proceeding pertains to taxable periods ending on or before the Closing Date. Buyer shall have the right to participate in each such audit and proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such audit and proceeding which does not affect a potential liability of any Seller. In the event that Sellers do not elect to control any such audit or proceeding relating to a taxable period ending on or prior to the Closing Date, Buyer shall represent the Company's interest (and control) such audit or proceeding, at the expense of Seller, and Seller shall have the right to participate in any such audit or proceeding, at its own expense.

     (c) Buyer, on the one hand, and Sellers, on the other hand, shall be entitled to represent their own respective interests in light of their respective responsibilities (including indemnity obligations under this Agreement) for Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a Straddle Period, provided that with respect to any such period, no party hereto shall communicate with Representatives of an auditing Taxing Authority on any substantive matter without advising all other parties hereto of the communication in advance, and if oral, providing the other parties hereto an adequate opportunity to participate in such communication.

     (d) Notwithstanding anything in this Agreement to the contrary, Sellers shall not agree to any settlement for any taxable period that could reasonably be expected to affect Tax liabilities of Buyer or the Company for either (i) the portion of any Straddle Period beginning after the Closing Date (determined in accordance with the principles of Section 13.2) or (ii) any taxable period beginning on or after the Closing Date, in each case, without prior written consent of Buyer unless, in each case, Sellers indemnify Buyer for any net increase in such Tax liabilities resulting from such settlement.

     (e) Except as provided in this Section 13.10, the provisions of Article XII including the provisions therein addressing settlement authority, shall govern the manner in which Tax audit or administrative or judicial proceedings are resolved.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

     14.1 Expenses. Buyer will bear its expenses incurred in connection with the preparation, execution, and Buyer's performance under this Agreement and of the transactions contemplated herein, including all fees and expenses of Buyer's lvii
agents, Representatives, counsel, and accountants. Notwithstanding Section 6.3 of this Agreement, Sellers or the Company shall pay all expenses of the Company and Sellers incurred in connection with the preparation, execution and Sellers' and the Company's performance under this Agreement and of the transactions contemplated herein, including all fees and expenses of their agents, Representatives, counsel and accountants.

     14.2  Public   Announcements.   Prior  to  the  Closing  Date,  any  public
announcement or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as Buyer and the Company shall reasonably determine. The Company and Buyer will consult with each other concerning the means by which the public and the Company's employees, distributors, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated herein and, prior to the Closing Date, no announcement shall be made by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except as may be required by Legal Requirement, in which case the party proposing to make such announcement shall use its reasonable best efforts to consult in good faith with the other party before making such announcement.

     14.3 Confidentiality. Buyer shall keep all non-public information obtained pursuant to this Agreement confidential in accordance with the terms of the Confidentiality Agreement between the Company and Buyer dated December 8, 2006 (the "Confidentiality Agreement"). The Confidentiality Agreement shall continue in full force and effect prior to Closing (at which time it will terminate) and after any termination of this Agreement. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the parties hereby agree that each such party may issue press release(s) or make other public announcements only in accordance with Section 14.2.

     14.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Company:                            With a copy to:
-----------------                             --------------

MYER-EMCO, INC.                               Hogan & Hartson L.L.P.
209 Edison Park Drive                         555 Thirteenth Street, NW
Gaithersburg MD 20878                         Washington DC, 20004
Fax: [intentionally omitted]                  Fax: [intentionally omitted]
Attention: Chief Executive Officer            Attention:  Michael Williams, Esq.
                                                 and Joseph E. Gilligan, Esq.

and to each Seller at the address set forth on Schedule 3.3(a) with a copy to Hogan & Hartson L.L.P. (set forth above); or at such other address as Company or Sellers may designate by advance written notice to the other parties hereto; and


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

If to Buyer:                                  With a copy to:
-----------                                   --------------

HARVEY ELECTRONICS, INC.                      REED SMITH LLP
205 Chubb Avenue                              599 Lexington Avenue
Lyndhurst, NJ 07011                           29th Floor
Fax:  [intentionally omitted]                 New York, NY 10022
Attn:  Joseph Calabrese                       Fax:  [intentionally omitted]
                                              Attention: Gerard S. DiFiore, Esq.


or at such other address as Buyer may designate by advance written notice to the other parties hereto.

     14.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     14.6 Further  Assurances.  The parties agree before and after Closing Date:
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     14.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     14.8 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (other than the Confidentiality Agreement, which shall survive the execution and/or termination of this Agreement in accordance with its terms) and constitutes (along with the documents referred to in this Agreement and the Confidentiality Agreement) a lix
complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

     14.9 Disclosure Schedules. If and to the extent any information required to be furnished in any Disclosure Schedule is contained in another Disclosure Schedule, such information will be deemed to be included in all Disclosure Schedules in which such information is required to be included, to the extent the relevance of such disclosure to such other Disclosure Schedules is reasonably apparent on its face.

     14.10 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties hereto; provided that Buyer may, without the consent of any other party, assign all or any portion of its rights hereunder to: (a) any of its Affiliates; (b) to any acquiror of substantially all of the assets of Buyer or any Affiliates of such acquiror; and/or (c) for collateral security purposes, to any lenders of Buyer or any of its Affiliates. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     14.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     14.12 Article and Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article", "Articles", "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided the word "including" does not limit the preceding words or terms.

     14.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     14.14 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     14.16 Conflicts. If Sellers so desire, and without the need for any consent or waiver by the Company or Buyer, Hogan & Hartson L.L.P. ("H&H") shall be permitted to represent Sellers after the Closing Date in connection with any matter, including without limitation anything related to the transactions lx
contemplated by this Agreement, any other agreements referenced herein or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing Date, H&H shall be permitted to represent Sellers, any of their Representatives and Affiliates, or any one or more of them, in connection with any negotiation, transaction or dispute ("dispute" includes litigation, arbitration or other adversary proceeding) with the Company, Buyer or any of their Representatives or Affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, and any related matter, such as claims or disputes arising under other agreements entered into in connection with this Agreement. Upon and after the Closing Date, the Company shall cease to have any attorney-client relationship with H&H, unless and to the extent H&H is specifically engaged in writing by the Company to represent the Company after Closing Date and either such engagement involves no conflict of interest with respect to Sellers, or Sellers consent in writing at the time to such engagement. Any such representation of the Company by H&H after the Closing Date shall not affect the foregoing provisions hereof. For example, and not by way of limitation, even if H&H is representing the Company after the Closing Date, H&H shall be permitted simultaneously to represent Sellers in any matter, including any disagreement or dispute relating hereto. Furthermore, H&H shall be permitted to withdraw from any representation of the Company in order to be able to represent or continue so representing Sellers, even if such withdrawal causes the Company or Buyer additional legal expense (such as to bring new counsel "up to speed"), delay or other prejudice.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       lxi

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



MYER-EMCO, INC.
                                           HARVEY ELECTRONICS, INC.
                                           By:   /s/David Andrew Stackpole
                                                 ----------------------------
                                                 Name: David Andrew Stackpole
By:  /s/ Jonathan N. Meyer                       Title:  Chairman
    -----------------------------
Name:  Jonathan N. Meyer
Title:  Chief Executive Officer






/s/ Jonathan N. Meyer
JONATHAN N. MEYER, individually
Address: [intentionally omitted]








/s/ Edward M. Meyer
EDWARD M. MEYER, individually
Address: [intentionally omitted]


                                       lxii

                                    EXHIBITS

     [Each of the exhibits to this Agreement has been intentionally omitted]


         Exhibit A         Management Employment Agreement

         Exhibit B         Buyer's Required Consents

         Exhibit C         Tyson's Corner Lease

         Exhibit D         Ed Meyer Release

         Exhibit E         Yacoubian Release

         Exhibit F         Form of Hogan & Hartson L.L.P. Opinion

         Exhibit G         Form of Escrow Agreement

         Exhibit H         Example of Working Capital Calculation



                                       lxiii

                     COMPANY AND SELLERS DISCLOSURE SCHEDULE

                             [Intentionally omitted]
















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